AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2001

                           REGISTRATION NO. _________
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              eAUTOCLAIMS.COM, INC.
                  ---------------------------------------------
               (Exact Name of Registrant As Specified in Charter)

             Nevada                         7373                95-4583945
             ------                         ----                ----------
(State or other Jurisdiction of  Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

   2708 Alt. 19 N., Suite 604, Palm Harbor, Florida              34683
   ------------------------------------------------              -----
      (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (727) 781-0414

                             Eric Seidel, President
                           2708 Alt. 19 N., Suite 604
                           Palm Harbor, Florida 34683
                                 (727) 781-0414
               ------------------------------------------------
               Name, Address, Including Zip Code, and Telephone,
                    Including Area Code, of Agent for Service

                                   Copies to:

    Michael T. Cronin, Esquire             William J. Schifino, Sr., Esquire
 Johnson, Blakely, Pope, Bokor,               Schifino & Fleischer, P.A.
     Ruppel & Burns, P.A.                   1 Tampa City Center Suite 2700
911 Chestnut Street P.O. Box 1368             Tampa, Florida 33602-5174
   Clearwater, Florida 34617                       (813) 223-1535
        (727) 461-1818
                                 ---------------

     Securities to be registered pursuant to Section 12(b) of the Act: None.

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X
                                                 ---
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                        ---
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.
              ---
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                         ---
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

------------------------------ ----------------- ---------------------- ------------------------- -------------------
Title of Each Class of         Amount to be      Proposed Maximum       Proposed Maximum          Amount of
Securities to be Registered    Registered(1)     Offering Price Per     Aggregate Offering        Registration Fee
                                                 Security               Price(2)
------------------------------ ----------------- ---------------------- ------------------------- -------------------
Units(3)                       1,150,000         $10.00                 $11,500,000               $2,875.00
------------------------------ ----------------- ---------------------- ------------------------- -------------------
Common Stock, $.0001 par       3,450,000         $ -----                  -----                     -----
value (3)
------------------------------ ----------------- ---------------------- ------------------------- -------------------
Common Stock, $.0001 par       4,400,000           -----                  -----                     -----
value (4)
------------------------------ ----------------- ---------------------- ------------------------- -------------------
Common Stock, $.0001 par       2,800,000         $  .75                 $  2,100,000                 525.00
value (5)
------------------------------ ----------------- ---------------------- ------------------------- -------------------
Common Stock, $.0001 par          818,165        $3.00                  $ 2,454,495                  613.63
value (6)
------------------------------ ----------------- ---------------------- ------------------------- -------------------
Underwriter's Warrants(5)         100,000        $11.00                 $  1,100,000                 280.50
============================== ================= ====================== ========================= ===================
Total                          -----             -----                  $17,154,495               $4,294.13
============================== ================= ====================== ========================= ===================

     (1) The number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
     (2)  Calculated pursuant to Rules 457(c) and (g).
     (3) Each Unit consists of three (3) shares of Common Stock and four (4) common stock purchase warrants and will be sold to the public at $10.00 per Unit. No value has been assigned to the Warrants. Includes 150,000 Units, which the Underwriters have the option to purchase to cover over-allotments, if any.
     (4) Includes 4,000,000 shares of Common Stock issuable upon exercise of the Warrants to be sold to the public and 400,000 shares of Common Stock issuable upon exercise of the Series A Warrant subject to the Underwriter Warrant.
     (5) Issuable upon conversion or Series A Preferred Stock at a conversion price of $.75 per share.
     (6) Issuable upon the exercise of Common Stock purchase warrants that were issued in connection with the placement of our Series A Preferred Stock to the purchasers and placement agent.
     (7) Underwriter Warrants to purchase 100,000 Units, consisting of an aggregate of 300,000 shares of Common Stock and 400,000 Series A Warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THAT DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                Explanatory Note

         Pursuant to Rule 429, this Registration Statement contains two forms of prospectuses; one to be used in connection with the offering of up to 1,000,000 Units, and one to be used in connection with the sale of our Common Stock by certain selling shareholders. Both prospectuses will be identical in all respects except for the alternative pages for the selling shareholders prospectus included herein after the back cover page and labeled "Alternative Pages for Selling Shareholders Prospectus."

                              eAUTOCLAIMS.COM, INC.

                              Cross Reference Sheet
                           Pursuant to Regulation S-B

         This cross-reference sheet is provided pursuant to Regulation S-B, showing the location in the Prospectus of information required by Part I of Form SB-2.


         Form SB-2 Item No. and Heading                       Caption or Location in Prospectus
         ------------------------------                       ---------------------------------
1.     Front of Registration Statement and
       Outside Front Cover of Prospectus.................................Front Cover Page of Prospectus
2.     Inside Front and Outside Back
       Cover Pages of Prospectus.........................................Inside Front and Outside Back
       ..................................................................Cover Pages of Prospectus
3.     Summary Information and Risk Factors..............................Prospectus Summary;
       ..................................................................Risk Factors
4.     Use of Proceeds...................................................Use of Proceeds
5.     Determination of Offering Price...................................Cover Page, Risk Factors,
       ..................................................................Underwriting
6.     Selling Security Holders..........................................Principal and Selling Shareholders
7.     Plan of Distribution..............................................Outside Front Cover Page of
       ..................................................................Prospectus; Principal and Selling
       ..................................................................Shareholders; Underwriting;
8.     Legal Proceedings.................................................Legal Matters
9.     Directors, Executive Officers, Promoters and Control
       Persons...........................................................Business; Management
10.    Security Ownership of Certain Beneficial Owners and
       Management........................................................Security Ownership of Certain
       ..................................................................Beneficial Owners and
       ..................................................................Management
11.    Description of Securities to be Registered........................Front Cover Page of Prospectus;
       ..................................................................Prospectus Summary;
       ..................................................................Capitalization; Principal and
       ..................................................................Selling Shareholders
       ..................................................................Description of Securities
12.    Interests of Named Experts and Counsel............................Legal Matters; Experts
13.    Information with Respect to the Registrant........................Prospectus Summary; Risk
       ..................................................................Factors; Dividend Policy; Selected
       ..................................................................Financial Data; Management's
       ..................................................................Discussion and Analysis of
       ..................................................................Financial Condition and Results
       ..................................................................of Operations; Business; Security
       ..................................................................Ownership of Certain Beneficial
       ..................................................................Owners and Management; Certain
       ..................................................................Transactions; Financial
       ..................................................................Statements
14.    Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities....................Management
15.    Organization Within Last Five Years...............................Prospectus Summary; Business
16.    Description of Business...........................................Risk Factors; Business
17.    Management's Discussion and Analysis of Financial
       Conditions and Results of Operations..............................Management's Discussion and
                                                                         Analysis of Financial Condition
       ..................................................................and Results of Operations;
       ..................................................................Business



18.    Description of Property...........................................Business
19.    Certain Relationships and Related Transactions....................Certain Transactions
20.    Market for Common Equity and Related
       Stockholder Matters...............................................Prospectus Summary;
       ..................................................................Risk Factors;
       ..................................................................Description of Securities
21.    Executive Compensation............................................Management
22.    Financial Statements..............................................Financial Statements
23.    Changes in and Disagreements With Accountants on
       Accounting and Financial Disclosure...............................Not applicable


                 SUBJECT TO COMPLETION, DATED FEBRUARY ___, 2001

                                   PROSPECTUS

                                 1,000,000 Units
             Each Unit Comprised of three (3) Shares of Common Stock
                   and Four (4) Common Stock Purchase Warrant

                              eAUTOCLAIMS.COM, INC.

         This is an offering to the public of 1,000,000 Units, each Unit consisting of three (3) shares of common stock ("Common Stock") and four (4) Common Stock Purchase Warrant ("Warrants"). The Common Stock and the Warrants will be separately transferable 270 days after the closing of this offering or such earlier date as the underwriter may determine. Each Warrant entitles the holder to purchase one share of our Common Stock at the exercise prices during the time periods described herein.

         The underwriters are purchasing 666,667 shares of Common Stock from certain of our shareholders at $3.00 per share, less underwriting discounts and commissions, and reoffering those shares as part of the Units. We will not receive any of the proceeds from the sale to the underwriters of our shares by the selling shareholders or the reoffer of these shares to the public as part of the Units.

         Our Common Stock is included for quotation on the OTC Electronic Bulletin Board under the symbol EACC. The closing bid price of the Common Stock as quoted on the OTC Electronic Bulletin Board on February __, 2001 was $______ per share. We have applied for quotation of our Common Stock on the American Stock Exchange under the symbol "______". We anticipate an offering price of $10.00 per Unit.

            INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE __.

           Price to Public   Underwriting Discounts   Proceeds to eAUTOCLAIMS  Proceeds to Selling
                             and Commissions                                   Share Holders

Per Unit      $________           $________                $________                $______

Total         $________           $________                $________                $______


         We are also registering 3,618,165 additional shares of our Common Stock underlying the conversion rights of our Series A Preferred Stock and related warrants which will be offered for sale by certain selling shareholders from time to time, subject to certain lockup restrictions. These shares may be sold to public or private transactions, at prevailing market prices, or at privately negotiated prices. Other than the proceeds from the exercise of warrants, we will not receive any of the proceeds from the sale of our Common Stock by the selling shareholders.

         We have granted the underwriter a 30-day option to purchase up to 255,000 additional Units to cover any over-allotments.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dirks  &  Company,   Inc.   expects  to  deliver  the  securities  on  or  about
____________, 2001.

Dirks & Company, Inc. __________________ __________________

               The date of this Prospectus is _____________, 2001

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS.

The Company

         eAutoclaims.com, Inc. ("eAutoclaims.com", the "Company" or "we") provides Internet based collision claims administration services for automobile insurance companies and corporate automobile fleet management companies including Phoenix Indemnity, Inspire Claims Solutions and Bergin Brunswig. We provide an infrastructure that links automobile insurance companies and self-insured fleet owners with thousands of collision repair shops and support facilities located throughout the United States. Our services provide our customers with a cost-effective means of monitoring repairs and controlling expenses incurred in the process of evaluating and paying collision claims. We derive our revenues from administrative fees paid by our customers and by sharing in discounts received by our customers from parts and service providers when processing collision work through our system.

         Our business model is similar to that of health maintenance organizations ("HMO's") and preferred provider organizations ("PPO's"). HMO's and PPO's seek to control the cost of medical services by bringing the various health care providers, such as doctors and hospitals, together in a single organization, thereby exerting control over the costs of services paid for by the HMO or PPO. EAutoclaims.com controls the vehicle repair process from the reporting of the accident through the satisfactory repair of damage. We bring together and coordinate the activities of the insurance company, its insured, and the various parties involved in evaluating a claim, negotiating the cost of parts and services, and performing necessary repair services. We monitor the performance of parts and service providers to help assure that the expectations of the insurance company for quality, timeliness and cost are being met. As HMO's and PPO's have relationships with many providers, we have established relationships with approximately 2,000 body shops and over 4,000 glass shops throughout the United States. Because of these relationships, we are typically able to obtain lower cost parts and services for insurance companies and increase the volume of work for repair shops that are part of our preferred provider network.


                                  The Offering

Securities Offered...................................1,000,000  Units.  Each  Unit  consists  of three (3)
                                                     shares  of  Common  Stock  and four (4)  Warrants  to
                                                     purchase one share of Common Stock.


Common Stock Presently Outstanding ..................11,319,105  Shares  -  disclosed,   issued,  but  not
                                                     earned.

Common Stock to be Outstanding
After Completion of Offering ........................13,625,438 Shares

Warrants to be Outstanding...........................4,000,000   Warrants.   Each  Warrant   entitles  the
                                                     holder to  purchase  for a period  of 10 years  after
                                                     the date of the  prospectus  one share of our  Common
                                                     Stock  at  the  exercise  prices  set  forth  in  the
                                                     Schedule  below,  which are  adjusted  on each annual
                                                     anniversary  date  of  the  prospectus.   The  Common
                                                     Stock   and   the   Warrants   will   be   separately
                                                     transferable  270  days  after  the  closing  of this
                                                     offering  or such  earlier  date  as the  underwriter
                                                     may determine
                                                             Annual
             ........................................   Anniversary Date               Exercise Price
             ........................................   ----------------               --------------
             ........................................           1                          $  4.00
             ........................................           2                          $  5.00
             ........................................           3                          $  6.00
             ........................................           4                          $  7.00
             ........................................           5                          $  8.00
             ........................................           6                          $  9.00
             ........................................           7                          $ 10.00


Over-allotment Option................................150,000 Units.

Estimated Net Proceeds to Us.........................$6,470,000.  We will not  receive any  proceeds  from the shares being purchased by the  underwriters  from
                                                     the selling  shareholders  and  reoffered  as part of
                                                     the  Units.  Also,  we will  not  receive  any of the
                                                     proceeds   from   the  sale  of  our   Common   Stock
                                                     underlying  the  conversion of our Series A Preferred
                                                     Stock  although  we will  receive the  proceeds  from
                                                     the sale of our  Common  Stock upon  exercise  of the
                                                     warrants  issued  in  connection  with  our  Series A
                                                     Preferred  Stock  which,  if  exercised  in full on a
                                                     cash  basis,  would  be a  maximum  of  approximately
                                                     $2,567,843.


Use of Proceeds......................................Working  capital  and  general  corporate   purposes.
                                                     See "Use of Proceeds."

Risk Factors.........................................The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution from the
                                                     public offering price.  See "Risk Factors."

Selling Shareholder Offering.........................We  are  simultaneously   registering  a  maximum  of
                                                     3,618,165  additional  shares  of our  Common  Stock.
                                                     2,800,000  shares of our  Common  Stock are  issuable
                                                     upon  conversion  of our Series A Preferred  Stock at
                                                     a  conversion  price  of  $.75  per  share.   818,165
                                                     additional  shares  are  issuable  upon  exercise  of
                                                     warrants   issued  to  purchasers  of  our  Series  A
                                                     Preferred  Stock  and  the  placement  agent  for our
                                                     Series A Preferred  Stock.  The selling  shareholders
                                                     are  subject to  certain  lock-up  restrictions.  See
                                                     "Shares   Eligible   for   Further   Sale  -  Lock-Up
                                                     Arrangements."

Proposed AMEX Symbols (1)............................Common Stock "___", Units "___", Warrants "____".


(1) There can be no assurance that our application for AMEX listing will be approved. Inclusion in the AMEX does not imply that a meaningful, sustained market for the Units will develop. Moreover, continued inclusion on the AMEX is subject to certain maintenance criteria. The failure to meet these maintenance criteria in the future may result in a discontinuation of our Units, Common Stock, and Warrants on the AMEX, which would have an adverse effect on the market for these securities.

                      Additional Potential Share Issuances
                      ------------------------------------

         You should be aware that we are permitted, and in some cases obligated, to issue shares of Common Stock in addition to the Common Stock expected to be outstanding after this offering as indicated above. If and when we issue these shares, the percentage of the Common Stock you own may be diluted. The following is a summary of additional shares of Common Stock that may be issued pursuant to the conversion of our Series A Preferred Stock, the underwriters' over-allotment option and that we have currently approved, or we expect to approve, for issuance upon the exercise of options and warrants or grant of stock awards after this offering:

     o The Warrants included as part of the Units to acquire 4,000,000 shares of our Common Stock.

     o    2,800,000   shares  of  our  Common  Stock  which  are  issuable  upon conversion of our Series A Preferred Stock at a conversion price of $.75 per share.

     o 818,165 shares issuable pursuant to warrants issued to purchasers of our Series A Preferred Stock and to Thomson Kernaghan & Co., Ltd., as the Agent in connection with the placement of our Series A Preferred Stock;

     o    1,760,317 shares underlying outstanding options; and

     o    the underwriter's warrants and over-allotment option.

         Except as otherwise indicated, the number of shares outstanding set forth in this prospectus does not reflect these potential issuances.

                             SUMMARY FINANCIAL DATA


         This summary financial information should be read in conjunction with the section of this prospectus entitled "Plan of Operations" and our audited financial statements and related notes included elsewhere in this prospectus.

         The financial information as of October 31, 2000 is unaudited, the financial statements for the period from December 7, 1999 (inception) to July 31, 2000 have been audited and financial information has been derived from these audited financial statements. The historical results presented in this prospectus are not necessarily indicative of our future financial position or results of operations.


                          SUMMARY FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                     Period from        Three Month
                                  December 7, 1999     Period Ended
                                     (inception)     October 31, 2000
                                  to July 31,2000       (unaudited)
--------------------------------------------------------------------------------


Statement of Operations Data:
-----------------------------
Total revenue                        $1,751,710         $2,419,489
Total expenses                        4,827,467          3,409,542
Net loss                             (3,075,757)          (990,053)
Net loss per share                         (.29)              (.26)
Weighted Average Number of
 Common Shares Outstanding.          10,591,146         11,133,179



                                   July 31, 2000       October 31, 2000    October 31, 2000
                                                          (unaudited)      As Adjusted (1)
-------------------------------------------------------------------------------------------

Balance Sheet Data:
------------------
Total assets                      $3,034,584            $3,263,812            $9,733,812
Working capital (deficit)             86,448              (163,940)            6,306,060
Long-term debt                        66,635                26,655                26,655
Stockholders' equity               1,971,319             1,791,784             8,261,784


(1) Give effect to the sale of 1,000,000 units offered and the application of the estimated net proceeds of $6,470,000 based on an assumed offering price of $10.00 per unit.

                    WHERE TO LEARN MORE ABOUT eAUTOCLAIMS.COM

         eAUTOCLAIMS.COM. is subject to informational requirements of the Securities Exchange Act of 1934. In accordance with the 1934 Act, eAUTOCLAIMS.COM files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copies at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-(800)-SEC-0330 for further information on the Public Reference Room. eAUTOCLAIMS.COM's filings are also available to the public at the Commission's Internet site at http://www.sec.gov.

         eAUTOCLAIMS.COM has filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the Common Stock being offered. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include the information concerning possible or assumed future results of operations of eAUTOCLAIMS.COM. Also, when we use words such as "believes," "expects," "anticipates," or similar expressions, we are making forward-looking statements. Prospective investors should note that many factors, some of which are discussed elsewhere in this documents and in the exhibits, could affect the future financial results of eAUTOCLAIMS.COM and its subsidiaries and could cause the results to differ materially from those expressed in our forward-looking statements contained in this document or the exhibits. These factors include the following:

     o    Operating, legal and regulatory risks;
     o Economic, political and competitive forces affecting our financial services business; and
     o The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

         The accompanying information contained in this prospectus, as well as in our filings with the Commission under the Securities Exchange Act of 1934, identifies important additional factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

         All forward-looking statements attributable to eAUTOCLAIMS.COM are expressly qualified in their entirety by the foregoing cautionary statements.

                                  RISK FACTORS

         You should carefully consider these risk factors, together with the other information included in this prospectus, before you decide to purchase shares of our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely impact our business operations.

         If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline and you may lose part or all of your investment.

                          Risks Related to Our Business

Our limited operating history makes evaluating our business and prospects difficult.

         We have a limited operating history on which you can base an evaluation of our business and future prospects. We were incorporated in August 1996 and began selling our Internet-based insurance claims services in May 2000. Our limited operating history makes an evaluation of our future prospects very difficult. We have not achieved profitability and may never be profitable. If we do achieve profitability in any period, we cannot be certain that we will sustain or increase such profitability on a quarterly or annual basis. You should carefully consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. There is a risk that we will not be able to accomplish our objectives. Failure to achieve any of our objectives could negatively affect our business, financial condition and results of operations.

We have historically incurred losses and these losses may increase in the future.

         We have never been profitable. In order to become profitable and sustain profitability, we will need to generate significant revenues to offset our sales and marketing and general and administrative expenses. We may not achieve or sustain our revenue or profit goals and our losses may grow in the future.

We are dependent on one customer for a substantial portion of our revenues.

         During the six (6) months ended January 31, 2001, one customer accounted for approximately 53% of our total gross revenues. The loss of this customer or a significant reduction in the amount of business it does with us would substantially reduce our revenues and adversely affect our ability to continue operations. Our long-term success depends upon increasing revenues by expanding our base of customers and reducing our reliance upon a single customer. Because of the competitive nature of our business and the uncertainty as to the acceptance of the Internet to handle insurance claims, we may not be able to increase revenues sufficiently to become profitable.

The market for insurance auto collision claims service and corporate automobile fleet management is extremely competitive.

         Because the insurance auto collision claims service and corporate automobile fleet management industry is highly competitive and has low barriers to entry, we cannot assure you that we will be able to compete effectively. We expect competition to intensify in the Internet-based segment of this industry as current non-Internet competitors expand their market into the Internet and new competitors enter the market utilizing the Internet. We cannot assure you that we will be able to compete successfully against current or future competitors, or that competitive pressures we face will not harm our business, operating results, or financial condition.

The use of the Internet to provide collision claims administration services is a recent development and the extent of customer acceptance is not yet known.

         Internet-based collision claims administration is a relatively new and evolving industry. As such, there is no clearly defined business model that has a lengthy history of customer acceptance and profitability. For the industry to be successful, insurance companies and policyholders most both be willing to obtain collision administration services over the Internet. There is no way to be sure that a sufficient number of customers will utilize our services to enable us to become and remain profitable.

Many of our  competitors  will have, and potential  competitors  may have,  more
experience,   larger  technical  staffs,  larger  customer  bases,  and  greater financial and other resources than we have

         As competition in our industry increases, it is likely that many of our competitors will have access to greater resources than are currently available to us, including financial, employee, customer relations, technology, and expertise in developing new technologies as the industry evolves. In addition, competitors may be able to develop services that are superior to our service, that achieve greater customer acceptance or that significantly improves functionality as compared to our existing and future products and services.

We depend on key personnel and will need to recruit new personnel as we grow.

         If we are successful in expanding our customer base, we will need to add additional key personnel as we continue to grow. If we cannot attract and retain enough qualified and skilled staff, the growth of our business may be limited. Our ability to provide services to clients and expand our business depends, in part, on our ability to attract and retain staff with professional experiences that are relevant to technology development and other functions we perform. Competition for personnel with these skills is intense. Some technical job categories are under conditions of severe shortage in the United States. In addition, restrictive immigration quotas could prevent us from recruiting skilled staff from outside the United States. We may not be able to recruit or retain the caliber of staff required to carry out essential functions at the pace necessary to sustain or expand our business.

         We believe our future success will depend in part on the following:

     o    the continued employment and performance of our senior management,
     o    our ability to retain and motivate our officers and key employees, and
     o our ability to identify, attract, hire, train, retain, and motivate other highly skilled technical, managerial, marketing, and customer service personnel.

Our business will suffer if our independent automobile collision repair shops do not provide good service.

         We currently have relationships with approximately 2,000 independently owned and operated body shops upon which we depend to perform quality repair services at a reasonable cost and in a timely manner. Although we monitor the quality and timeliness of their services and can terminate our relationship with those shops that do not meet our standards, we do not have meaningful control over the quality of their services. Poor workmanship or service by any of these shops can adversely affect our relationships with customers and could cause them to stop dealing with us or reduce the amount of business that they do with us.

We are dependent on third parties and certain relationships to fulfill our obligations to our customers.

         We are heavily dependent upon the collision repair shops and support facilities in our Preferred Provider Network ("PPN") to adequately and promptly service our customers' needs. The Company is dependent upon its ability to enter into agreements with collision repair shops, glass shops and other providers of services who provide quality service at the negotiated prices. Our business is also generally dependent upon our ability to obtain the services of programmers and website designers and other persons and entities necessary for the development and maintenance of our website. There can be no assurance that the Company will obtain the services of any such person or entities on satisfactory terms, if at all, or that the Company will be able to maintain such relationships.

If we fail to adequately protect our trademarks and proprietary rights, our business could be harmed.

         The steps we take to protect our proprietary rights may be inadequate. We regard our copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success. We rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. We have filed service mark applications for eAutoclaims.com and Bricks to Clicks. We are involved in litigation regarding the rights to use the name eAutoclaims.com. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which we may in the future offer our products and services. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary right is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

We may not be able to protect our proprietary technology.

         Despite any precautions we may take, a third party may be able to copy or otherwise obtain and use our software or other proprietary information without authorization or develop similar software independently. We cannot assure you that the steps we have taken or will take will prevent misappropriation of our technology. Litigation may be necessary in the future to determine the validity and scope of the proprietary rights of others, or defend against claims of infringement or invalidity. This litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could harm our business.

We may not be able to adequately protect our domain name.

         eAutoclaims.com currently holds various Web domain names relating to its business, including the domain name: "eAutoclaims.com." Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. For example, in the United States, the National Science Foundation has appointed Network Solutions, Inc. as the current exclusive registrar for the ".com", ".net" and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Such changes in the United States are expected to include a transition from the current system to a system that is controlled by a non-profit corporation and the creation of additional top-level domains. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our proprietary rights. We are currently involved in litigation involving our rights to the domain name and service mark of eAutoclaims.com.

If we are to remain competitive, we must be able to keep pace with rapid technological change.

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our website. The online commerce industry is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our business model and proprietary technology and systems obsolete in comparison to systems competitors may implement. Our future success will depend, in part, on our ability to develop or license leading technologies useful in our business, enhance the ease of use of our existing services, develop new services and technologies that address the varied needs of our customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. If we were unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business, prospects, financial condition and results of operations would be materially adversely affected.

We may infringe intellectual property rights of third parties.

         Litigation regarding intellectual property rights is common in the software and technology industries. We may in the future be the subject of claims for infringement, invalidity, or indemnification claims based on such claims of other parties' proprietary rights. These claims, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, or require us to enter into royalty or licensing agreements. There is a risk that such licenses would not be available on reasonable terms, or at all. Although we believe we have the ability to use our intellectual property to operate and market our existing services without incurring liability to third parties, there is a risk that our products and services infringe the intellectual property rights of third parties.

Our products and technology depend on the continued availability of licensed technology from third parties.

         We license and will continue to license certain technology and software from third parties. These licenses are integral to our business. If any of these relationships were terminated or if any of these third parties were to cease doing business, we would be forced to spend significant time and money to replace the licensed software. We cannot assure you that we would be able to replace these licenses. This could have a material adverse effect on our business, financial condition, and operating results.

                          Risks Related to the Internet

The Internet could become subject to regulations that affect our business.

         Our business relies on the Internet and other electronic communications gateways. We intend to expand our use of these gateways. To date, the use of the Internet has been relatively free from regulatory restraints. However, legislation, regulations, or interpretations may be adopted in the future that constrain our own and our customers' abilities to transact business through the Internet or other electronic communications gateways. There is a risk that any additional regulation of the use of such gateways could have a material adverse effect on our business, financial condition, and operating results.

We are vulnerable to the effects of natural disasters, computer viruses, and similar disruptions.

         The continued and uninterrupted performance of our computer system is critical to our success. Our ability to successfully provide our applications and high-quality customer service largely depends on uninterrupted operation of our computer and communications hardware and software systems. We have taken measures to help assure that our systems are protected from unauthorized access. In addition, we maintain redundant systems for backup and disaster recovery. Despite these safeguards, we may be vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, and similar events. In addition, we do not, and may not in the future, carry sufficient business interruption insurance to compensate us for losses that may occur. Despite our implementation of Internet security measures, our servers will be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions which could lead to interruptions, delays, loss of data or the inability to process transactions.

Our future success will depend on the Internet's ability to accommodate growth.

         The recent growth in the use of the Internet has caused frequent periods of performance degradation. Any failure in performance or reliability of the Internet could adversely affect our ability to fulfill our obligations to customers in a timely manner and, consequently, hurt our operating results. To the extent that the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users, the Internet infrastructure may not be able to continue to support the demands placed on it and, as a result, the performance or reliability of the Internet may be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure or otherwise. The relatively complex and unproven technology that makes up the Internet infrastructure poses a risk of material outages or delays that could adversely affect the ability of our customers to use our trading systems. In addition, the Internet could lose its viability as a form of media due to delays in the development or adoption of new standards and protocols that can handle increased levels of activity. The infrastructure and complementary products and services necessary to maintain the Internet as a viable commercial medium may not be developed or maintained.

We are dependent on the continued growth of online commerce.

         Our future revenues and any future profits will be dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by consumers. No standards have yet been widely accepted for the measurement of the effectiveness of Internet sales, and there can be no assurance that such standards will develop sufficiently to support Internet sales as a purchasing medium. Rapid growth in the use of and interest in the Internet, and other online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. We rely, and will continue to rely, on consumers who have historically used traditional means of commerce to purchase merchandise. For us to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information. There can be no assurance that our customers will accept the Internet as a means to purchase the Company's services or that our customers will adopt its systems as a means to purchase services.

                        Risks Related to Our Common Stock

Investors in the Offering will experience immediate dilution.

         We expect the initial public offering price to be substantially higher than the book value per share of the outstanding Common Stock immediately after this offering. Accordingly, if you purchase Common Stock in this offering, you will experience immediate dilution from the price you pay for the Common Stock.

Our Common Stock price may be volatile, which could result in substantial losses for individual stockholders.

         The market price for our Common Stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following, some of which are beyond our control:

     o    actual or anticipated variations in our quarterly operating results;
     o announcements of technological innovations or new products or services by us or our competitors;
     o    changes in financial estimates by securities analysts;
     o    conditions  or  trends  in  the  Internet   and/or   online   commerce
          industries;
     o changes in the economic performance and/or market valuations of other Internet, online commerce companies;
     o announcements by us or our competitors of significant acquisitions, strategic
     o    partnerships, joint ventures or capital commitments;
     o    additions or departures of key personnel;
     o conversion of Series A Preferred Stock into Common Stock, release of lock-up or other transfer restrictions on our outstanding shares of Common Stock or sales of additional shares of Common Stock; and
     o    actual or threatened litigation.

Our Certificate of Incorporation limits director liability thereby making it difficult to bring any action against them for breach of fiduciary duty.

         As permitted by Nevada law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Nevada law, stockholders may have limited rights to recover against directors for breach of fiduciary duty.

There is no assurance that there will be an active trading market for our stock.

         There has been a limited public market for our Common Stock and there can be no assurance that an active trading market in our securities will develop or be maintained. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of the Common Stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, and announcements of technological innovations by us or by our competitors, general conditions in our industry and other factors. These fluctuation, as well as general economic and market conditions, may have a material or adverse effect on the market price of our Common Stock.

Sales of our Common Stock by certain selling stockholders in a concurrent offering may depress our stock price.

         Concurrent with the offer and sale of shares of our Common Stock described in this prospectus, our selling stockholders may offer, from time to time, 3,618,165 shares of our Common Stock for sale in a non-underwritten offering by a separate prospectus. Sale of a substantial number of shares of our Common Stock in the public market by our selling stockholders concurrently with this offering could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

We may be unable to meet our future capital requirements.

         We cannot be certain that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-related or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our Common Stock and our stockholders may experience additional dilution. We require substantial working capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the next 18 months. We may need to raise additional funds prior to the expiration of such period.

Penny stock regulations may impose certain restrictions on marketability of our stock.

         The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our Common Stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities.

We have never paid dividends on our Common Stock and do not expect to pay any in the foreseeable future.

         We have not paid any dividends on our Common Stock since inception and do not intend to pay dividends on our Common Stock in the foreseeable future. Any earnings that the Company may realize in the foreseeable future will be retained to finance our growth.

If our stock price is volatile, we could face a securities class action lawsuit.

         In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we were sued in a securities class action, it could result in substantial costs and a diversion of management's attention and resources and would cause our stock price to fall.

Sales of outstanding shares, exercise of options and registration of additional securities may adversely affect the market price of our stock.

         A significant number of our common shares will be available for resale under Rule 144. Our employees and directors own a significant number of options, and we plan to file a Form S-8 registration statement, which will allow our employees and directors to resell the shares underlying options. Our financing agreements with Thomson Kernaghan require us to register under the Securities Act the common shares underlying our Preferred Stock and the warrants issued to those purchasers and the placement agent. Accordingly, the sale of any of these securities may, in all likelihood, adversely affect the prevailing market price of our securities. Moreover, our ability to obtain additional equity capital may be adversely affected by the restrictions imposed upon us under the agreements relating to the issuance of our Series A Preferred Stock.

Substantial sales of our Common Stock after the Offering could cause our stock price to fall.

         If our stockholders sell substantial amounts of our Common Stock, including shares issued upon the exercise of outstanding options and warrants or upon conversion of our Series A Convertible Preferred Stock, in the public market following this offering, the market price of our Common Stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of January 31, 2001, we had 2,578,482 warrants and options to purchase shares of our Common Stock outstanding. Additionally, as of the same date, there were 2,800,000 shares of our Common Stock reserved for issuance for conversion of our Series A Preferred Stock at a conversion price of $.75 per share. If they have not previously been converted, each share of Series A Preferred Stock will automatically convert into shares of our Common Stock two
(2) years from issuance of the Series A Preferred Stock. The exercise of warrants, and/or options or the conversion, by election or automatically, of the Series A Preferred Stock by a substantial number of holders, within a relatively short period of time could have the effect of depressing the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

You may not be able to exercise your Warrants, or sell the underlying shares of Common Stock without an effective registration statement, or an otherwise available exemption from the registration requirements.

            The registration statement covering the Units you are purchasing in this offering will not remain effective indefinitely. Holders of the Warrants have the right to exercise the Warrants for the purchase of shares of the Common Stock only if a current prospectus relating to such shares is then in effect and only if shares are qualified for sale under applicable securities laws of the states in which the various Warrant holders reside. The maintenance of a currently effective registration statement could result in substantial expense. There is no assurance we will be able to keep this Prospectus covering the shares issuable upon the exercise of the Warrants current. The Warrants may be deprived of any value if a current prospectus covering the shares issuable upon exercise thereof is not kept effective or if such shares are not registered in the states in which certain Warrant holders reside.

Limited Prior Experience of Underwriter.

         Although the underwriter has experience in the private placement of securities and the participation in syndicated public offerings, it has limited prior experience as a managing underwriter of a public offering of securities. The underwriter is a relatively small firm and no assurance can be given that it will be able to participate as a market maker in the securities offered hereby and or that any other broker/dealer will make a market in the Company's securities. See "Underwriting."

The forward-looking information in this Prospectus may prove inaccurate.

         This Prospectus contains forward-looking statements and information that are based on management's beliefs as well as assumptions made by, and information currently available to, management. When used in this Form 10-KSB (including Exhibits), words such as "anticipate," "believe," "estimate," "expect," and, depending on the context, "will" and similar expressions, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the specific risk factors described above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not intend to update these forward-looking statements and information.

                                 USE OF PROCEEDS

         We estimate that the net proceeds we will receive from this offering, assuming a public offering price of $10.00 per Unit, will be approximately $6,470,000, or approximately $7,767,500 if the underwriter exercises the over-allotment option in full, in each case after deducting the underwriting discounts and commissions and estimated expenses of this offering. We will not receive any of the proceeds from the sale of our shares by the selling shareholders to the underwriters.

         The principal purpose of this offering is to obtain funds to be used as working capital and for general corporate purposes. We currently anticipate that we will use approximately $3,000,000 of the net proceeds to add additional sales and support personnel and pay other costs of adding new customers, $2,000,000 of the net proceeds for the development and introduction of new products and services, and $2,000,000 of the net proceeds for other general corporate purposes, including acquisitions of or investments in strategic businesses or technologies. We cannot assure you, however, that the amount of the net proceeds of this offering actually applied for any particular use will not differ from the amount we currently expect to use for that purpose. Pending these uses, the net proceeds of this offering will be invested in short-term, interest bearing, investment grade securities or guaranteed obligations of the U.S. government.

         We  currently  have  no  commitment  or  agreements   relating  of  any
acquisition or investment in any strategic business or technologies. We are, however, exploring, and expect from time to time in the future to explore, possible acquisitions or investments that would further our business objectives.

         We will not receive any of the proceeds from the sale of the Common Shares underlying the conversion of our Series A Preferred Stock although we will receive the proceeds from the sale of our Common Stock upon exercise of the warrants issued in connection with the issuance of our Series A Preferred Stock. The total proceeds to us from the sale of our Common Stock upon exercise of warrants, issued in connection with the placement of our Series A Preferred Stock, if exercised in full on a cash basis, would be a maximum of $2,567,843. We expect to use such proceeds, from the exercise of these warrants, and the Warrants included as part of the Units, if any, to finance the continued growth of our business and for general corporate purposes.

                                 DIVIDEND POLICY

         We do not expect to pay any cash dividends within the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will depend upon our financial condition, operating results, capital requirements and such other factors the Board of Directors deems relevant. In addition, the terms of our Series A Preferred Stock Purchase Agreement prohibits the payment of dividends on our capital stock until all shares of our Series A Preferred Stock are converted into Common Stock.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of October 31, 2000 on an actual basis, and on a pro forma basis as adjusted to reflect the sale of 1,000,000 Units offered by us at an assumed public offering price of $10.00 per Unit, after deducting underwriting discounts and estimated offering expenses payable by us.

         Please read this table together with the sections of this prospectus entitled "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included in this prospectus.

                                                         OCTOBER 31, 2000
                                                  -----------------------------
                                                       ACTUAL     AS ADJUSTED
                                                  ------------  ---------------

Current maturities of long term debt..............     $231,145     $231,145
Long term debt, net of current maturities.........       26,655       26,655

Stockholders' equity:
Convertible preferred stock, $.001 par value,
     5,000,000 shares authorized,
     260 shares outstanding actual;
     5,000,000 shares authorized,
     260 shares outstanding as adjusted...........            1            1
 Common Stock, $.001 par value,
     50,000,000  shares  authorized,
     11,158,096  shares  outstanding actual;
     50,000,000 shares authorized,
     13,491,429 shares outstanding as adjusted....       11,158       13,491
Common stock to be issued.........................       28,240       28,240
 Additional paid in capital.......................    7,750,730   14,218,397
 Accumulated deficit..............................   (5,998,345)  (5,998,345)
                                                  --------------- -------------
Total stockholders' equity........................    1,791,784    8,261,784
                                                  --------------- -------------
Total capitalization..............................   $2,049,584   $8,519,584
                                                  =============== =============

         The number of shares of Common Stock reflected as issued in the above table, both on an actual basis and on an adjusted basis, does not reflect shares that may be issued upon the conversion of our Series A Preferred Stock or upon the exercise of options or warrants. You should be aware that we are permitted, and in some cases obligated, to issue additional shares of Common Stock. If and when we issue these shares, the percentage of Common Stock you own may be diluted. The following is a summary of additional shares of Common Stock that may be issued pursuant to the conversion of our outstanding Series A Preferred Stock, the underwriter's over-allotment option, the Warrants included as part of the Units and that we have currently approved, or we expect to approve, for issuance upon the exercise of options or warrants or the grant of stock awards after this offering:

     o The Warrants excluded as part of the Units to acquire 4,000,000 shares of our Common Stock;

     o 2,800,000 shares of our Common Stock, which are issuable upon conversion of our Series A Preferred Stock at a conversion price of $.75 per share;

     o 818,165 shares issued pursuant to warrants issued to purchasers of our Series A Preferred Stock and to Thomson Kernaghan & Co, Ltd. as the agent is connection with the placement of our Series A Preferred Stock;

     o    1,760,317 shares underlying outstanding options; and

     o    The underwriter's warrants and over-allotment options.

(1) Does not include 127,539 shares that were not vested as of October 31, 2000.

                         SELECTED FINANCIAL INFORMATION


         This summary financial information should be read in conjunction with the section of this prospectus entitled "Plan of Operations" and our audited financial statements and related notes included elsewhere in this prospectus.

         The financial information as of October 31, 2000 is unaudited, the financial statements for the period from December 7, 1999 (inception) to July 31, 2000 have been audited and financial information has been derived from these audited financial statements. The historical results presented in this prospectus are not necessarily indicative of our future financial position or results of operations.


                          SUMMARY FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                     Period from                 Three Month
                           December 7, 1999 (inception)         Period Ended
                                  to July 31, 2000            October 31, 2000
                                                                 (unaudited)
--------------------------------------------------------------------------------
Statement of Operations Data:
----------------------------
Total revenue                       $1,751,710                    $2,419,489
Total expenses                       4,827,467                     3,409,542
Net loss                            (3,075,757)                     (990,053)
Net loss per share                        (.29)                         (.26)
Weighted Average Number of
 Common Shares Outstanding          10,591,146                    11,133,179




                                   July 31, 2000       October 31, 2000    October 31, 2000
                                                          (unaudited)      As Adjusted (1)
-------------------------------------------------------------------------------------------

Balance Sheet Data:
------------------
Total assets                      $3,034,584            $3,263,812            $9,733,812
Working capital (deficit)             86,448              (163,940)            6,306,060
Long-term debt                        66,635                26,655                26,655
Stockholders' equity               1,971,319             1,791,784             8,261,784


(1) Give effect to the sale of 1,000,000 units offered and the application of the estimated net proceeds of $6,470,000 based on an assumed offering price of $10.00 per unit.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                            AND RESULTS OF OPERATIONS

Important Note About Forward-Looking Statements

         The following discussion and analysis should be read in conjunction with our audited financial statements as of July 31, 2000 and the notes thereto, all of which financial statements are included elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to factors discussed under "Business" and elsewhere in this prospectus.

         The statements that are not historical constitute "forward-looking statements". Said forward-looking statements involve risks and uncertainties that may cause the actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements, express or implied by such forward-looking statements. These forward-looking statements are identified by their use of such terms and phrases as "expects", "intends", "goals", "estimates", "projects", "plans", "anticipates", "should", "future", "believes", and "scheduled".

         The variables which may cause differences include, but are not limited to, the following: general economic and business conditions; competition; success of operating initiatives; operating costs; advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employment benefit costs; availability and costs of raw materials and supplies; and changes in, or failure to comply with various government regulations. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Form 10-KSB will prove to be accurate.

         In light of the significant uncertainties inherent in the forward-looking statements included herein the inclusion of such information should not be regarded as a representation by the Company or any person that the objectives and expectations of the Company will be achieved.

Overview

         On May 25, 2000, eAutoclaims.com, Inc. acquired and merged with Transformation Processing, Inc. in a reverse merger transaction by exchanging approximately 5,980,000 shares of Common Stock, or approximately 55% of our then outstanding Common Stock after giving effect for the Merger. eAutoclaims.com, Inc. was considered the acquirer for accounting purposes. Transformation Processing was reorganized and its business operations ceased prior to the effective date of the merger.

         Our business operations changed in May 2000 due to the merger with eAutoclaims.com, Inc. With the merger of eAutoclaims.com, Inc., we have become a business-to-business e-commerce company that uses the Internet to streamline and lower the overall costs of automotive repair paid by insurance companies. We are establishing ourselves as the preeminent Application Service Provider ("ASP") for the automobile insurance industry and the corporate fleet management industry, providing a seamless back-end infrastructure that links thousands of collision repair shops and support facilities. eAutoclaims.com, Inc. provides a proprietary, cost-effective and highly advanced Bricks-to-Clicks(TM) Internet Claims Application & eAutoFleet (TM) for the processing and ultimate repair of damaged vehicles filed as insured automobile claims. We generate revenues from administrative fees and discounts earned by processing collision work through our proprietary system.

         On July 20, 2000, eAutoclaims.com, Inc. acquired Premier Express Claims, Inc., a privately owned South Carolina corporation ("PEC"). PEC is an administrative claims processing company that provides third party administrative processing and recovery services to insurance companies located throughout the United States. eAutoclaims.com, Inc. acquired 100% of the issued and outstanding shares of PEC capital stock for $200,000 in cash, 320,000 shares of its Common Stock, and $130,000 in the form of promissory notes.

Results of Operations

FOR THE THREE-MONTH PERIOD ENDED OCTOBER 31, 2000

         The accompanying consolidated financial statements reflect the operations of eAutoclaims.com and its wholly owned Subsidiaries for the three-month period ended October 31, 2000. eAutoclaims.com, Inc. and Transformation Processing, Inc. completed a reverse merger on May 25, 2000. Prior to the reverse merger, Transformation Processing, Inc. had ceased operations. Comparisons to the prior three-month period operating results are not meaningful and have been excluded from these financial statements and discussions. The Company began operations on December 7, 1999.

REVENUE

         Total Revenue for the three-month period ended October 31, 2000 was approximately $2,419,000, which consists of approximately $1,312,000 in collision repairs management for insurance companies, approximately $744,000 in glass repairs, and approximately $364,000 in fleet repairs management and other repairs and fees. These revenues reflect the operations of Premier Express Claims, Inc. for the full three-month period, which contributed approximately $771,000 in revenue for the three-month period ended October 31, 2000. Our revenues for the three-month period ended October 31, 2000 exceed our revenues for the period from our date of inception (December 7, 1999) to July 31, 2000, which were approximately $1,752,000. This increase is attributed to the growth in revenues from our core collision repairs management business as well as the inclusion of our Premier Express Claims operations for the full three-month period.


EXPENSES

         Claims processing charges for the three-month period ended October 31, 2000 were approximately $1,970,000, or 81% of revenues. Claims processing charges include the costs of collision repairs paid by eAutoclaims.com to its collision repair shop network. We expect margins on claims repairs to remain low in the near future as we use favorable pricing as a means to obtain increased market share.

         We are dependent upon our third party collision repair shops for insurance claims repairs. eAutoclaims.com, Inc. currently includes over 2,000 affiliated repair and 4,000 auto glass vendors facilities in its network for insurance claims repairs. We electronically audit individual claims processes to their completion using remote digital photographs transmitted over the Internet. However, if the quality of service provided by a collision repair shop falls below a satisfactory standard leading to poor customer service, this could have a harmful effect on our business. We control our service requirements by continually monitoring customer service levels and, if required, establish similar relationships with other collision repair shops.

         Selling, general and administrative expenses for the three-month period ended October 31, 2000 were approximately $1,348,000, or 56% of revenue. Selling, general and administrative expenses consisted of salaries and other personnel related expenses, facilities related expenses, legal and other professional fees, advertising costs, and travel expenses. Total non-cash charges for the three-month period ended October 31, 2000 that included selling, general and administrative expenses and depreciation and amortization were approximately $245,000. Non-cash charges included approximately $154,000 in charges incurred pertaining to consulting agreements for investor relations services, legal, and professional consultants. During the three-month period ended October 31, 2000 we incurred payroll related expenses of approximately $637,000.

         Depreciation  and  amortization  was  approximately   $91,000  for  the
three-month period ended October 31, 2000. Depreciation of fixed assets represented approximately $31,000. Amortization expense of approximately $60,000 reflects the amortization of goodwill associated with our Premier Express Acquisition.

         In the event that we continue to acquire other companies, amortization of goodwill will continue to have an impact on our results of operations in the future. Based on our previous acquisitions, future amortization of goodwill will reduce net income from operations by approximately $60,000 in each quarter through 2007.

         Interest expense, net of interest income was approximately $1,000 for the three-month period ended October 31, 2000. Interest expense related primarily to interest on shareholder loans and capital leases and interest income resulted primarily form interest earned on our cash reserves.

NET LOSS

         We recorded a net loss of $990,053 for the three-month period ended October 31, 2000, because our revenues were not sufficient to cover our costs incurred. Management is continuing to develop its infrastructure to support its rapid growth and we believe that our business operations will benefit in the long-term by supporting higher levels of claims processing charges leading to increased revenues. Contributing to the current net loss were non-cash expenses of approximately $154,000 pertaining to consulting agreements for investor relations services, legal, and professional consultants. During the three-month period ended October 31, 2000, our net losses have narrowed on a month-by-month basis. It is expected that we will break-even between the fourth quarter of this fiscal year and the second quarter of fiscal year 2002, however there are no assurances that we will be able to meet this objective or obtain future profitability.

PERIOD FROM DECEMBER 7, 1999 (INCEPTION) TO JULY 31, 2000

         The accompanying financial statements reflect the operations of eAutoclaims.com for its period of inception (December 7, 1999) to July 31, 2000 and the operations of Premier Express Claims, Inc. from it acquisition date (July 20, 2000) to July 31, 2000. In the fiscal year ended July 31, 1999 and prior to the merger, Transformation Processing, Inc. ceased its business operations. As a result of this treatment, the financial statements for the fiscal year ended July 31, 2000 reflect the historic operations of eAutoclaims.com. Financial statements for the fiscal year ended July 31, 1999 are not included in this prospectus. Comparisons of fiscal year operating results are not meaningful and have been excluded from the following discussion.

REVENUE

         Total Revenue for the year ended July 31, 2000 was approximately $1,752,000, which consists of approximately $1,141,000 in collision repair management and approximately $606,000 in fleet repair management and other repairs and fees. eAutoclaims.com's operations from its date of inception (December 7, 1999) to July 31, 2000 generated the majority of our revenues while Premier Express Claims contributed approximately $90,000 in revenues from its acquisition date (July 20, 2000) to July 31, 2000. Revenue is expected to increase in fiscal 2001 with the inclusion of the results of operations of both eAutoclaims.com and Premier Express Claims for a full twelve months.


EXPENSES

         Claims processing charges for the year ended July 31, 2000 were approximately $1,472,000, or 84% of revenues. Claims processing charges include the costs of collision repairs paid by eAutoclaims.com to its collision repair shop network. We expect margins on claims repairs to remain low in the near future as we use favorable pricing as a means to obtain increased market share.


         Selling, general and administrative expenses for the year ended July 31, 2000 were approximately $3,293,000, or 188% of revenue. Selling, general and administrative expenses consisted of salaries and other personnel related expenses, facilities related expenses, legal and other professional fees, advertising costs, and travel expenses. The fiscal year ended July 31, 2000 included approximately a $1,980,000 non-cash charge incurred pertaining to a consulting agreement for investor relations services in which we issued 1,980,000 of restricted common shares at $1.00 per share value. In addition, we incurred payroll expenses of approximately $763,000 and professional fees of approximately $187,000.

         Depreciation and amortization was approximately $63,000 for the year ended July 31, 2000. Depreciation of fixed assets represented approximately $56,000. Amortization expense of approximately $7,000 reflects the amortization of goodwill associated with our Premier Express Acquisition.

         In the event that we continue to acquire other companies, amortization of goodwill will continue to have an impact on our results of operations in the future. Based on our previous acquisitions, future amortization of goodwill will reduce net income from operations by approximately $240,000 in fiscal years through 2007.

         Interest income, net of interest expense was approximately $5,000 for the year ended July 31, 2000. Interest expense related primarily to interest on shareholder loans and capital leases and interest income resulted primarily form interest earned on our cash reserves.

NET LOSS

         We recorded a net loss of $3,075,757 for the year ended July 31, 2000, because the cost of revenues and expenses were not sufficient to cover revenues generated. Contributing to the net loss were non-cash expenses of approximately $1,980,000 pertaining to a Consulting Agreement for investor relations services in which we issued 1,980,000 of restricted common shares at $1.00 per share. Also contributing to the net loss were non-cash expenses of approximately $188,000 for employee options.

Liquidity and Capital Resources

         At October 31, 2000, we had a cash and cash equivalents of $243,952 and a working capital deficiency of approximately $164,000. The primary source of our working capital during the three-month period ended October 31, 2000, was from the sale of our preferred stock to Thomson Kernaghan.

         eAutoclaims.com's operations generated negative cash flow of $521,274 during the three-month period ended October 31, 2000, and management expects a significant use of cash during the upcoming fiscal quarter as it funds its operating businesses. There is no assurance we will continue to sustain our growth. Our business has grown significantly since our inception. We believe that our current cash resources, access to capital and cash flow from operations will be sufficient to sustain our operations for at least 12 months. This estimate is a forward-looking statement that involves risks and uncertainties. The actual time period may differ materially from that indicated as a result of a number of factors so that we cannot assure that our cash resources will be sufficient for anticipated or unanticipated working capital and capital expenditure requirements for this period. In order to sustain our growth, we will require substantial additional capital. If we raise additional funds through the issuance of our securities, these securities may have rights, preferences or privileges senior to those of our Common Stock, and our stockholders may experience additional dilution to their equity ownership.

         As of July 31, 2000, we had not issued any shares of preferred stock but had received $500,000 in cash toward the purchase of shares of preferred stock. During the three-month period ended October 31, 2000, we received an additional $659,943 in cash that was net of $140,057 of offering costs and issued 260 shares of preferred stock for total cash received of $1,159,943. We have an obligation to register these shares of Common Stock underlying the Preferred Stock to provide these investors future liquidity of their investment. In connection with the issuance of the preferred stock, we also issued, to purchasers of the preferred stock, warrants to purchase 463,922 shares of Common Stock. These warrants are immediately exercisable at prices ranging from $3.00 to $4.50 per share and expire five years from the date of issue.

         In December 2000, we issued 60 shares of preferred stock for $270,000 in cash that was net of $30,000 of offering costs. In connection with the preferred stock, warrants to purchase 128,023 shares of Common Stock of the Company were issued. These warrants are exercisable at prices ranging from $1.4625 to $4.50 per share, are exercisable upon issuance, and expire in five years.

         In February 2001, we intend to issue 100 shares of preferred stock for $450,000 in cash that was net of $50,000 of offering costs. In connection with the preferred stock, warrants to purchase 226,220 shares of Common Stock were issued. These warrants are exercisable at prices ranging from $2.60 to $4.50 per share, are exercisable upon issuance, and expire in five years.

         We will need capital to implement our business objectives. We cannot provide any assurance that we will be successful in raising such capital, and such undertakings are difficult to complete. Although management is optimistic that we will be successful in obtaining future financing, there is no assurance that such financing will be available to meet our needs. We have been advised that the purchasers do not intend to acquire any additional shares of our Series A Preferred Stock.

         Our principle commitments at October 31, 2000 consist of monthly operating rental payments, compensation of employees and accounts and notes payable.

Inflation

         We believe that the impact of inflation and changing prices on our operations since the commencement of our operations has been negligible.

Seasonality

         eAutoclaims.com does not deem its revenues to be seasonal.

                                    BUSINESS

General

         eAutoclaims.com, Inc. ("eAutoclaims.com", the "Company" or "we") provides Internet based vehicle collision claims administration services for insurance companies and self-insured automobile fleet management companies. One behalf of our customers, we administer the vehicle repair process from the reporting of the accident through the repair of damage. We monitor and audit all repair work to help assure that high quality repair work is performed at the negotiated price. eAutoclaims has established a nationwide network of approximately 2,000 automotive repair shops and 4,000 glass shops. We derive our revenues from administrative fees paid by our customers and by sharing in discounts that we obtain on behalf of our customers from parts and service providers when processing collision work through our system.

         Our business model is similar to that of health maintenance organizations ("HMO's") and preferred provider organizations ("PPO's"). HMO's and PPO's seek to control the cost of medical services by bringing the various health care providers, such as doctors and hospitals, together in a single organization, thereby exerting control over the costs of services paid for by the HMO or PPO. EAutoclaims.com administers the vehicle repair process from the reporting of the accident through the satisfactory repair of damage. We coordinate the activities of the insurance company, its insured, and the various parties involved in evaluating a claim, negotiating the cost of parts and services, and performing necessary repair services. We monitor the performance of parts and service providers to help assure that the expectations of the insurance company for quality, timeliness and cost are being met. As HMO's and PPO's have relationships with many providers, we have established relationships with approximately 2,000 body shops and over 4,000 glass shops throughout the United States. Because of these relationships, we are typically able to obtain lower cost parts and services for our customers and increase the volume of work for repair shops that are part of our preferred provider network.

Products and Services

         Our customers consist primarily of insurance companies and managers of self-insured automobile fleets. Most of our insurance industry customers are small to mid-size insurance carriers that specialize in non-standard coverage. Non-standard insurance coverage is insurance for private passenger automobile risks that are typically rejected or canceled by standard market companies because the insured have poor loss experience or a history of late premium payments.

         We manage the entire collision repair function for our customers from the time of reporting of the accident through the vehicle's satisfactory repair. Through our network of parts and repair service providers, we are frequently able to obtain parts and services at lower costs than otherwise available. We monitor and audit all repair work to help assure that high quality work is performed at the negotiated price. In most cases, digital photographs of the repair process from assessment of the damage to views of the completed repair are transmitted to us via the Internet to assist us in monitoring repairs.

         We strive to provide our customers with ways to control costs associated with processing collision claims. We help our clients monitor their automobile claims losses by providing the following:

     o Audit Trail - We audit every claim that comes into our system. This helps us deliver the lowest available adjusted cost to out clients on every repair.

     o Technology - We built the first customized web-based vehicle claim assignment and delivery system for insurance companies and corporate fleets. eAutoclaims.com uses state-of-the-art technology and security for the transmission of files and records. In addition, we utilize digital cameras, Internet communication, advanced data storage and scanners for auto repair shops that are not equipped with digital cameras, to create a defined audit trail and high capacity digital storage. We provide these applications to our clients with their own private label that includes their corporate colors and logos, which makes the claims process transparent to both insurance company personnel and the insured.

     o Shared Discounts - We share any volume or other discounts that we obtain with our clients based on submitted volume.

Collision Claims Management

         Our principal service consists of the administration of vehicle collision claims for insurance companies, managing general agents and corporate fleets. These services include:

     1.   Centralized accident reporting.
     2.   Copies of accident reports.
     3. Identifying the appropriate network repair facility and directing the policyholder to such facility.
     4. Deliver repair estimates and photographs/digital images of damage to any location overnight or same day upload.
     5.   Audit of every claim by our in-house physical damage experts.
     6.   Assignment of independent field appraiser, when necessary.
     7.   Expedited deliver of part and materials as needed.
     8.   Computerized tracking and follow-up system to minimize repair time.
     9.   Replacement rental vehicles.
     10. A lifetime guarantee (for as long as the insured owns the vehicle) on all physical damage body repairs and administration of manufacturer or installer's warranty on replacement parts.

         eAutoclaims.com has relationships with over 2,000 affiliated repair and 4,000 auto glass vendors facilities in its network. We manually audit all collision damage claims at our data hub using remote digital photographs transmitted over the Internet.

Useful Features and Benefits of our System

     o eAutoclaims.com's Internet-based process assigns vehicles directly to the nearest network collision shop.

     o Provides a way for our insurance company clients to control loss development curves without raising premiums.

     o Insurance companies are able to establish lower loss claims reserves. This, in turn, is used to free up capital and surplus allowing for additional premiums at lower premium rates.

     o    Helps  reduces   fraudulent  claims  through  our  process  of  claims
          investigation.

     o Because of our typically faster settlement time, our insurance company clients are able to save costs because the amount of time that they are required to provide rental vehicles to their customers is reduced.

Direct Repair Policies

         We are currently implementing a strategy to become the preferred provider of Direct Repair Policies ("DPR") for the auto industry. A DRP offers our insurance company customers the ability to offer their insurance customer a reduced premium policy in exchange for the insured's agreement to use eAutoclaims.com's affiliated collision shops.

         The foundation of the DRP is our nationwide network of preferred provider repair facilities. Insurance companies typically pass the escalating costs of collision repair to the consumer through rate increases. Our DRP program will allow insurance companies to offer lower premium prices to the consumer in exchange for a requirement to use only the preferred provider network. DRP can also be tailored to help insurance companies develop specialized insurance coverage for specific industries, such as taxicabs, limousine services, corporate fleets and affinity groups such as AARP or professional associations.

Design Overview

Bricks to Clicks (TM) and eAutoFleet (TM): The Core Service

Clicks

         We operate our Bricks-to-Clicks(TM) and eAutoFleet(TM) web site supported by an electronic and manual processing center where claims are processed according to the desires of our customer. By providing insurance/fleet companies with access to eAutoclaims.com web site, the carrier is able to tap into eAutoclaims.com database of network repair facilities. This direct web access allows the carrier to assign the insured to a network repair facility from the very first contact of the claim. Upon assigning the policyholder to a network shop, the insurance company uses our program to notify the network repair facility and eAutoclaims.com of the new claim. All repair work is monitored and audited by our data center to help assure that high quality work is performed at a price negotiated with the repair facility. This negotiation involves obtaining parts and labor at the best available price and completing the repair work in the shortest time necessary to bring the vehicle to its original condition. We provide a private label application to each of our insurance company clients in which the insurance company's logos and colors are prominently displayed. Because of this, both the insurance company's customer and its claims handler, although operating through our Internet site, appear to be working from the company's proprietary Internet site.

         The eAutoclaims.com insurance/fleet company client also offers the policyholder/driver the opportunity to file their claim online. The online policyholder/driver will is able to select a network shop after completing all the necessary claims information. Upon receiving the claim, our web site notifies the insurance company staff adjuster and the network body shop of the claim and provides information regarding the claim. The policyholder/driver is left with the impression of having dealt directly with the insurance/fleet company's proprietary web site.

Bricks

         In both of the above applications, the user is working on the eAutoclaims.com web site. Once the "Clicks" application is complete, the "Bricks" or "manual" application begins. eAutoclaims.com contacts the network shop to help ensure a warm welcome and courteous service when the policyholder/driver arrives for their estimate. An eAutoclaims.com customer service representative contacts the driver if they do not show-up for their shop appointment or if the shop does not transmit a repair estimate in a timely manner.

         The network shop uploads the estimate to eAutoclaims.com sending an auto-notice to both the assigned eAutoclaims.com claims coordinator and the eAutoclaims.com auditor. The claim and estimate are then audited and an agreed upon price is negotiated with the network repair facility. Once this process has been completed, the claim is posted to the insurance/fleet company's web site, or "Data Repair Center", providing notice to the insurance/fleet company's assigned claims handler and providing them with digital photographs of the damage, repair estimate and, when completed, an invoice for parts and service.

         Throughout the Bricks to Clicks(TM) & eAutoFleet(TM) process, the consumer/driver can be given access to the insurance/fleet company's eAutoclaims.com web site to view the status of their claim on a site that appears to be the proprietary site of the insurance/fleet company.

Sales and Marketing

         We believe that a strong sales and marketing organization is essential to effectively marketing our services. We are working to establish recognition of our corporate identity and service offerings through advertisements in trade publications, direct mail, promotion activities, web site presence, tradeshow participation and other media events.

         Because our services require considerable customer education and post-sales support, we have chosen to solicit prospective customers through a direct sales force. We anticipate hiring additional sales representatives to provide additional coverage in the Southeast, Northeast and the West Coast of the United States.

Competition

         We compete with several companies that offer different levels of Internet based collision claims administration services. We are aware of only one competitor that offers repair shop connectivity with the claims review and volume discounts that we offer. Other competitors consist of application service providers that connect the insurance company with repair facilities without offering claims review or volume discounts. We also expect to complete in the future with new companies that enter into our business. There is no assurance we will be able to remain competitive or that other companies with substantially greater resources will offer our services which would have an adverse impact on our financial performance.

Customer Service

         Our continued growth will be dependent upon our ability to consistently deliver customer centered service at competitive prices. Our Bricks-to-Clicks(TM) system is designed to ensure that the claims process flows smoothly and seamlessly. The Company's "bricks" follow-up on claims assignments helps to ensure that all details of the claim will be verified to our quality standards.

         We have implemented a "Customer Service Professional" certification as part of our Associate Development Program to ensure that our employees are fully trained in the latest in customer service techniques and to help us in attaining our objective of becoming known as one of the best customer service organizations in the industry.

         To help us monitor  our  performance,  we own  Customer  Service  Index
(CSI). This involves sending surveys to the drivers who have used eAutoclaims.com's repair facilities with questions related to their satisfaction with eAutoclaims.com and the service of the collision repair shop. We also survey customers who have selected repair shops that are not part of our network to ascertain the reasons for such selection. This information is utilized in evaluating and training our staff. We also use these surveys in evaluating the quality of our network collision shops.

Employees

         As of January 31, 2001, eAutoclaims.com, Inc. had 86 full-time employees. There is no union contract relating to any of our employees nor does the company anticipate there to be unionization of its employees. We believe that our relationship with our employees is generally good.

Intellectual Property

         We rely on various intellectual property laws and contractual restrictions to protect our proprietary rights in products and services. These include confidentiality, invention assignment and nondisclosure agreements with our employees, contractors, suppliers and strategic partners. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our intellectual property without our authorization. In addition, we intend to pursue the registration of our trademarks and service marks in the U.S.

         We have licensed various proprietary rights to third parties. We attempt to ensure that these licensees maintain the quality of our services. However, these licensees may nevertheless take actions that materially adversely affect the value of or proprietary rights or reputation. We also rely on technologies that we license from third parties. These licenses may not continue to be available to us on commercially reasonable terms in the future. As a result, we may be required to obtain substitute technology of lower quality or at greater cost, which could materially adversely affect our business, results of operations and financial condition.

         We use various service marks, including eAutoclaims.com, Bricks and Clicks and eAutoFleet.com. In May 2000, we filed federal service mark applications for "eAutoclaims.com" and "Bricks to Clicks". We intend to file a federal service mark application for eAutoFleet.com in the near future. We also own approximately 30 URL Internet domain names, including Premier Express Claims.com, eAutoFleet.com, HMO for your Car.com and eProcessclaims.com. We maintain a website located at www.eAutoclaims.com. We are not incorporating by reference any information on our website and information on our website should not be considered part of this prospectus.

         In July 2000, EAUTO, LLC, a Texas entity, asserted that the Company's use of its EAUTOCLAIMS.COM mark and website violated its federally registered EAUTO service mark. The Company denied this assertion on the grounds that the marks are different, the services offered by the Company are different than those offered by EAUTO, Inc. and there is no likelihood of confusion among relevant consumers. When EAUTO, Inc. refused to withdraw its assertions of trademark infringement, the Company filed a lawsuit styled EAUTOCLAIMS.COM, Inc.
v. EAUTO, L.L.C., Case No. 8:00CV-1855-T-26, in the United States District Court of the Middle District of Florida, Tampa Division seeking a judicial declaration that the Company's use of its EAUTOCLAIMS.COM mark and website are lawful. On October 25, 2000, our attorneys received EAuto LLC's motion to dismiss for lack of personal jurisdiction and improper venue or alternatively a motion to transfer venue and memorandum or law in support of such motions. We objected to such motions. On January, 2001 eAuto, LLC announced it was ceasing operations and disposing of its assets, including its trademarks and domain names. eAuto, LLC's counsel has filed a motion to withdraw from the case. It is uncertain what effect these recent events will have on the ultimate outcome of this litigation.

         There can be no assurance that other parties will not claim infringement by us with respect to our current or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us, or at all. As a result, any such claim of infringement against us could have a material adverse effect upon our business, results of operations and financial condition.

         We also license and market our proprietary "Bricks to Clicks(TM)" insurance claims processing software system. This system provides insurance agents with access to competitive pricing structures and helps them in determining competitive repair costs for their geographic region. Upon determining such repair cost, the insurance agent can process the claim to completion and provide insurance proceeds to the insured to be used to pay costs of repairs to the damaged vehicle. We intend to apply for a process patent for this software. There is no assurance that our participated patent application will be accepted or that other parties may claim infringement or otherwise object to this patent application.

Operations and Technology

         We have designed and developed our own web based technology platform using proprietary software and systems in combination with commercially available licensed technologies and software. Our network topology is designed to facilitate expansion by the addition of servers for dedicated processes without interrupting our current operating systems.

         eAutoclaims.com has selected Dell Computer Corporation as its hardware provider. Dell has assigned a three member "Business Alliance Solution" team to work with us. Pursuant to a joint Non-Disclosure Agreement, Dell is providing us with information to help us develop technology for our proprietary "Bricks to Clicks (TM)" web service.

         Our core hardware and server architecture are based on Dell Poweredge servers. We maintain individual servers for Web content delivery, data base storage and retrieval, mail storage and management, fax generation and delivery and back room operations. Our client and customer workstations require Windows 98 or higher operating systems. Our dedicated development servers can operate demonstration CD ROMs to disseminate new applications and custom formatted presentations for our sales and marketing personnel.

         Our primary software is proprietary and licensed as the "Bricks to Clicks(TM)" Internet Claims System. We also have developed a proprietary eAutoFleet "Bricks to Clicks(TM)" Internet Claims System that is patterned after the insurance company model but has distinct differences for capturing loss information and related reports.

         As demand for our services increase we will need to add additional servers to our network to deliver content and information. Our Internet network is based on 100 mbs Ethernet connectivity. Although recent trends in network switch technology and hubs have substantially reduced expansion costs we will require substantial capital to scale up our network to meet anticipated demand for our services. Our current Internet network was constructed to support up to 300 local users without reclosing.

         Our technology systems are designed to address important security concerns:

         Prevention of Access to Data by Unauthorized Personnel

         Only personnel in our Information and Technology department are allowed access to stored data. Our Information and Technology department provides indirect access to our clients via controlled program codes. We protect our servers against viruses and malicious programs with anti-virus software that is updated monthly. Our email server is also protected by anti-virus software, with virus definition updates conducted weekly. Notwithstanding such safeguards and procedures, a successful unauthorized access to sensitive data or a virus attack on systems such as ours is possible. A malicious unauthorized access or effective virus could adversely affect our business.

o        Protection from Catastrophic Events

         eAutoClaims.com   takes  the  following   precautions  to  help  assure
continuous service in the event of catastrophic events such as fire, water intrusion or loss of power:

         o All data and program code is backed up nightly to a magnetic tape. One month of historical data is maintained onsite in a fireproof safe. In the event that our facility were destroyed, we would be able to deploy a fresh data set to our remotely hosted server within a matter of hours.
         o An additional copy of historical data is stored on a development server outside of the production server area nightly to provide further redundancy protection.
         o Our Network Operation Center is separately housed within the facility and has a dedicated power supply and air-handling unit.
         o        Our fire suppression system is computer friendly.
         o We maintain a clone of our application and database content on a server located in Win Gap, Pennsylvania. This system can be activated within one hour. In the event a hurricane or other disaster threatens our location, we can deploy our content, notify our clients, and migrate our operation to our remote site ahead of any impact to our area.

         Notwithstanding these precautions, a catastrophic event could interrupt our service for a substantial period of time, which would adversely affect our business prospects.

         We anticipate that we will continue to devote significant resources to product development in the future as we add new features and functionality to our Web site and services. The market in which we compete is characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements and enhancements and changing customer demands. Accordingly, our future success will depend on our ability to:

         o        adapt to rapidly changing technologies;
         o        adapt our services to evolving industry standards;
         o continually improve the performance, features and reliability of our service in response to competitive service and product offerings and evolving demands of the marketplace.

         Our failure to adapt to such changes would have a material adverse effect on our business, results of operations and financial condition. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures by us to modify or adapt our services or intrastructure. This could have a material adverse effect on our business, results of operations and financial condition.

Governmental Regulation

         We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. Certain jurisdictions could adopt laws directed at the auto insurance industry, which could affect our business in an unforeseen and adverse manner. It is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal use information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated actions against online service providers regarding the manner in which personal information is collected from users and provided to third parties. We do not currently provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products and services.

         We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

         In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada and California. Our failure to qualify in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could have a material adverse effect on our business, results of operations and financial condition.

Corporate History

Prior to eAutoclaims.com Merger

         We were originally incorporated in Nevada on August 7, 1996, under the name Samuel Hamann Graphix, Inc. for the purpose of merging with a California corporation, which had the same name, with us being the surviving entity under a change of domicile merger. We subsequently changed our name to Transformation Processing, Inc. and became the surviving entity of a merger with our wholly owned subsidiary organized under the laws of the Province of Ontario, Canada. At that time we provided computer related services using software developed by one of our founders.

         On August 23, 1999, our prior management filed a Notice of Intent for Division/Proposal Proceedings under the Bankruptcy and Insolvency Act of Canada, which is a method of reorganizing the financial affairs of a business to reduce or eliminate debt (the "Proposal"). On November 25,1999, the Superior Court of Justice for the Province of Ontario issued an Order approving our Proposal. The Proposal required Kernaghan to deposit $375,000 with the trustee to satisfy obligations to our creditors under the Proposal. On May 8, 2000, BDO Dunwoody Limited, our Proposal trustee, executed a Certificate of Full Performance indicating we had fully performed under the Proposal, which essentially discharges and compromises our debt that existed prior to August 23, 1999. On May 31, 2000, the trustee received its discharge by an Order of the Canadian court.

eAutoclaims.com Merger

         On May 25, 2000, the stockholders of Transformation Processing, Inc., a Nevada corporation, approved the Merger Agreement and Plan of Reorganization dated April 26, 2000 (the "Merger Agreement"), between TPI and eAutoclaims.com, Inc., a privately owned Delaware corporation.

         In accordance with the terms of the Merger Agreement, 100% of eAutoclaims Common Stock, or 5,980,000 shares, were exchanged for 5,980,000 TPI common shares. Each issued and outstanding share of eAutoclaims Common Stock converted into one share of TPI Common Stock. In addition, options to acquire 425,000 common shares of eAutoclaims were exchanged or reserved for options to acquire 425,000 common shares of TPI.

         Articles of Merger were filed in the State of Nevada on May 31, 2000, and a Certificate of Merger was filed in the State of Delaware on June 8, 2000. Pursuant to the terms of the Merger Agreement, the Board of Directors and management of eAutoclaims became the directors and management of TPI. The Articles of Merger contains a provision changing our name to eAutoclaims.com, Inc. In July 2000 our stock symbol was changed to "EACC".

         In connection with the eAutoclaims.com merger, Kernaghan agreed to accept 4,100,000 shares of TPI Common Stock in exchange for all outstanding debentures, cash advances, interest, warrants and penalties that TPI owed to Kernaghan and for any equity of eAutoclaims.com, Inc., the Delaware corporation. Since our merger with eAutoclaims.com, Kernaghan, as agent, has continued to fund our working capital needs through the issuance of our Series A Preferred Stock. As of January 31, 2001, we have sold $2,100,000 of our Series A Preferred Stock. See "Market of the Registrants Securities and Related Stockholder Matters
- Preferred Stock" and "Certain Relationships and Related Transactions".

Description of Property

         Our main offices are located at 2708 Alternate 19 North, Suite 604, Palm Harbor, Florida 34683. On October 17, 2000, we entered into a 36-month lease for approximately 11,780 square feet. Monthly rent of approximately $13,300 commenced on December 1, 2000 and terminates on November 30, 2003. We may cancel this lease after the 15th month with 90 days prior written notice and a buyout payment of approximately $13,500. The monthly rent may be increased annually by the greatest of 5% or increases in the Consumer Price Index. We also lease and occupy an office for our call center at 720 Gracern Road, Suite 420, Columbia, South Carolina 29210. The monthly base rent is $4,250. This lease expires on November 30, 2003. If we continue to experience growth, new offices will be required.

Legal Proceedings

         See "Description of Business" - "Corporate History Prior to eAutoclams.com Merger" and "Patents, Trademarks & Copyrights" for a description of prior reorganization proceeding and current trademark infringement litigation. From time to time, we may be involved in litigation relating to claims arising out of our ordinary course of business. On or about October 23, 2000, we received a demand letter from a website developer for $135,000 alleging breach of contract. Our management believes that we are entitled to a refund of $15,000. It is too early to predict the ultimate outcome of this dispute. We believe that there are no other claims or actions pending or threatened against us, the ultimate disposition of which would have a material adverse effect on us.

                                   MANAGEMENT

         The names, ages and respective positions of the Executive Officers and Directors of the Company are as follows:

         Name                     Age                        Position
         ----                     ---                        --------
     Eric Seidel                   37                 Chief Executive Officer,
                                                      President and Director

     Randal K. Wright              36                 Chief Operating Officer,
                                                      Director

     Scott Moore                   39                 Chief Financial Officer

     Gaver Powers                  48                 Chief Information Officer

     Jeffrey D. Dickson            57                 Chairman of the Board
                                                      of Directors

     David Jolley                  58                 Director

     Christopher Korge             45                 Director

     Nicholas D. Trbovich, Jr.     40                 Director

     Anthony Jessop                59                 Director

         Because we are a small company, we are currently dependent on the efforts of a limited number of management personnel. We believe that, given the development stage of our business and the large amount of responsibility being placed on each member of our management team, the loss of the services of any member of this team at the present time would harm our business. Each member of our management team supervises the operation and growth of one or more integral parts of our business.

         Executive officers are elected by the Board of Directors and serve until their successors are duly elected and qualify, subject to earlier removal by the Board of Directors. Directors are elected at the annual meeting of shareholders to serve for their term and until their respective successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term.

Business Experience of Executive Officers and Directors

         Eric Seidel has been a director and our chief executive officer and president since June 1, 2000. From January 1, 2000 through May 31, 2000, Mr. Seidel was the chief executive officer and president of eAutoclaims, Inc., which was the privately held Delaware corporation, which merged with us. From
September 1997 through December 1999, Mr. Seidel was employed as a senior executive officer of First American AMO. From August 1995 through June, 1997, Mr. Seidel was a senior executive at Salex Corporation; a fleet management company serving Fortune 500 companies, where, among other responsibilities he was responsible for insurance company services. Mr. Seidel is a past president of the U.S. Junior Chamber of Commerce.

         Randal K. Wright became a director and our chief operating office in June 2000. From October 1998 through May 2000, Mr. Wright was the founder and chief executive officer of Premier Express Claims, Inc., which merged with us in June 2000. Mr. Wright has approximately 15 years of experience in the automotive insurance servicing business.

         Scott Moore became our chief financial officer effective September 1, 2000. From December, 1988 through September, 2000, Mr. Moore was employed by in the Certified Public Accounting firm of Harper Van Scoik & Company in Clearwater, Florida and was a partner in that firm for the last three years. Prior to that time Mr. Moore was a senior accountant with Deloitte Haskins & Sells. Mr. Moore has 15 years of public accounting experience.

         Gaver Powers, Chief Information Officer. Mr. Powers manages and develops the Company's technology projects. He is responsible for research in digital transfer and applications related to web-based technology, oversees and manages all web-related projects and internal operations systems. Mr. Powers is overseeing and participating in the development of the new applications used by eAutoclaims.com. Mr. Powers spent 21 years working on the NASA Space Shuttle Fleet for Rockwell International; Lockheed Martin and the United Space Alliance, with his most recent experience being in the area of Program Management, where he served as a Vehicle Operations Chief/Assistant Operations Chief for the orbiter Discovery.

         Jeffrey D. Dickson has been a director and the chairman of our board of directors since June, 2000. From May 1997 through November 1999, Mr. Dickson was the president and chief executive officer of First American AMO. From
February 1995 through May, 1997, Mr. Dickson was the president and chief operating officer of Salex Corporation. Mr. Dickson has served as an executive vice president of the American Bankers Insurance Group and president of Interloc Corp. Mr. Dickson was awarded a Masters of Business Administration degree from Harvard University in 1979.

         David Jolley has been a director since June 2000. Mr. Jolly is a business consultant. Since graduating from Stanford University's MBA program in 1967, he has held several CEO positions in Canada including: Co-CEO of the public firm Torstar Corporation, CEO of its newspaper division and Publisher and CEO of The Toronto Star; President of the Canadian Press; CEO of the consulting firm Beak International; and Managing Partner of the investment banking firm Crosbie & Co.

         Christopher Korge has been a director since June 2000. He is the managing partner at the law firm of Korge & Powell, P.A. in Miami, Florida. He received his J.D. degree from Temple School of Law in 1981 and B.S. in Business Administration, from the University of Florida, in 1977. Mr. Korge's firm represents numerous major corporations including Bell South, Bechtel, Inc., Montenay Power Corporation, Host Marriott and other Fortune 500 corporations. Mr. Korge serves on numerous boards of directors and is a major shareholder in various companies including two housing development companies, and one E commerce company, Intune Group. He is Chairman of Intune. Mr. Korge is Finance Vice Chairman of the Democratic National Committee. He is past Co-Chair of the Democratic National Committee Business Council.

         Nicholas D. Trbovich, Jr., has been a director since June 2000. He is a director and vice president of AMEX-listed Servotronics, Inc., President of TSV, Inc., a Servotronics development subsidiary, and President and CEO of Queen Cutlery and of Ontario Knife Company (the U.S. Military's largest supplier of edged tools and survival knives).

         Anthony Jessop has been a director since December 2000. Mr. Jessop is a financial business consultant. Since 1990 Mr. Jessop has been the president and sole shareholder of Jessop International Group, Ltd., which provided financial consulting services. Mr. Jessop was awarded a Bachelor of Arts degree from the University of New Brunswick, Canada in 1964.

Other Key Employees

         In  addition  to  the  individuals   identified   above  as  "Executive
Officers", the following individuals are considered key employees and certain information with respect to these key employees is described below:

         Reed Mattingly, Sr. Vice President of Operations. Mr. Mattingly, formerly the VP and General Manager of Premier Express Claims, which was recently acquired by eAutoclaims.com. He has 11 years of experience in the automotive insurance services business. Mr. Mattingly manages the overall day-to-day operations of eAutoclaims.com's Call Center in Columbia, South Carolina and the Processing Center in Palm Harbor, Florida. Mr. Mattingly is responsible for customer service and overseeing the integration of new programs. Previously, he had been instrumental in expanding a start-up auto glass shop into a $5 million regional network. He had also built and managed a 24-hour/7 day national claim reporting call center. Companies under his management have been known for a "high-tech, high-touch" approach to personalized customer service. He earned a degree in Business Management from the University of South Carolina.

         Teresa McSherry, Vice President, Sales. Ms. McSherry manages market planning, advertising, public relations, sales promotion, merchandising, facilitating staff services, identifies sales markets and opportunities, she oversees sales training to sales personnel, identifies and sets strategy for reaching sales goals, elevating completion. Ms. McSherry has served as the Regional Vice President for First American AMO in their Western Division for two years. Responsible for setting new sales records with accounts such as Safeco Insurance Company, PepsiCo Company and Gates Oil Company to name a few Ms. McSherry was also responsible for all fleet sales, as Fleet Vice President, Ms. McSherry trained all sales people in the fleet market.

         Crystal Butterworth, General Manager. Ms. Butterworth manages the daily operations of the Claims Service and Auditing Departments with responsibility for the performance, productivity and functions of these departments. Ms. Butterworth has over 15 years experience in the Insurance Industry, most recently with the Hartford Insurance Company. She has been in the supervisory management capacity for most of her career. She has an Adjusting License and also holds a Senior Claims Law Associate designation (SCLA).

         Vic Grechniw, EVP-SalvageConnection.com. Mr. Grechniw has been in the automotive field for 20 years. His experience runs the gamut from fleet and government vehicle sales to automotive fleet management. He was employed by a well-known fleet management company for 10 years, during which time he held the position of Operations Manager. Currently he spearheads the start-up of our Subrogation Department. This department takes on a collections agency role that recovers accident loss expenses. Clients consist of eAutoclaims.com's accident management clients along with clients that use eAutoclaims.com's subrogation services as a stand-alone product.

Election

         Effective upon the merger between TPI and eAuto, other than Mr. Jessop, who was appointed to our board in December 2000, all of the prior executive officers and directors of TPI resigned and the above identified individuals were appointed and elected as our executive officers and directors.

         The Company's Bylaws fix the size of the Board of Directors at no fewer than three and no more than nine members, to be elected annually by a plurality of the votes cast by the holders of Common Stock, and to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation or removal. Currently there are seven directors.

Committees of the Board and Meetings

         Effective August 25, 2000, the Board of Directors established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee. Each of the Audit and Compensation Committees is responsible to the full Board of Directors. The functions performed by these committees are summarized below:

         Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the selection and retention of the independent auditors, reviews the scope and results of the audit and reports the results to the Board of Directors. In addition, the Audit Committee reviews the adequacy of internal account, financial and operating controls and reviews the Company's financial reporting compliance procedures. The members of the Audit Committee are Mr. Dickson, Chairman, Mr. Jolley and Mr. Korge.

         Compensation Committee. The Compensation Committee reviews and approves the compensation of the Company's officers, reviews and administers the Company's stock option plans for employees and makes recommendations to the Board of Directors regarding such matters. The members of the Compensation Committee are Mr. Dickson, Chairman, Mr. Trbovich, and Mr. Jessop.

Director Compensation

         The board members are paid $500 plus expenses for each board meeting they attend in person, and $300 for each board meeting they attend via conference call. Each outside director is entitled to $1,250 worth of Common Stock to be issued on a quarterly basis at the fair market value as of the end of each quarter. To date, we have issued 5,230 shares to our directors under this arrangement.

         All outside directors were originally issued options to acquire 2,000 common shares at $2.00 per share and 20,000 common shares at $5.06 per share in consideration for serving as a director. On December 14, 2000 all outside board members were granted options for an additional 10,000 common shares each at $.90 per share, for a total of 50,000 shares. The exercise price of all such options was the fair market value of the underlying shares of Common Stock as of the date of grant. These options are immediately exercisable and have terms of from three to five years. No additional options or compensation are issued or paid for serving on committees.

         In November 2000, one of the Company's directors was awarded an additional option to acquire 50,000 shares of common stock at an exercise price of $1.31 per share.

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table shows the compensation paid or accrued by us for the fiscal years ended July 31, 1999 and 2000 to or for the account of our President and Chief Executive Officer. No other executive officer or director received benefits or annual salary and bonus of $100,000 or more during the stated period. Accordingly, the summary compensation table does not include compensation of other executive officers.


--------------------- --------- ---------------------------------- ----------- ---------------------------- --------------
                                 Annual Compensation                Awards     Long-Term Compensation
                                                                               Payouts
--------------------- --------- ---------------------------------- ----------- ---------------------------- --------------
Name of                          Salary             Other                      Securities      Long-Term     All Other
Individual &          Fiscal               Bonus    Annual         Restricted  Underlying      Incentive    Compensation
Principal Position    Year                          Compensation   Stock       Options/SARs    Plan
                                                                   Awards                      Payouts
--------------------- --------- ---------- -------- -------------- ----------- --------------- ------------ --------------
Paul G. Mighton (1)   1999      $112,200     -0-         -0-            -0-         -0-             -0-           -0-
Chairman of the
Board and Chief
Executive Officer

Eric Seidel (2)       2000      $76,920      -0-         -0-            -0-         65,000          -0-           -0-
President and Chief
Executive Officer
--------------------- --------- ---------- -------- -------------- ----------- --------------- ------------ --------------

         The cost to us of personal benefits, including premiums for life insurance and any other perquisites, to such executives do not exceed 10% of such executive's annual salary and bonus.

     (1) Mr. Mighton resigned effective May 31, 2000 in connection with our merger with eAutoclaims.com-Delaware.

     (2) Reflects compensation paid to Mr. Seidel from eAutoclaims.com-Delaware from inception (December 7, 1999) through the date of the merger and compensation paid to Mr. Seidel by us for the period January 1, 2000 through July 31, 2000. See "Employment Contracts and Other Arrangements" below.

Option/SAR Grants in Last Fiscal Year


----------------------- ---------------------------- -------------------------- ------------------ ------------------
   Name of Individual   Number of Securities         Percent of Total Options   Exercise or        Expiration
                        Underlying Options Granted   SARs Granted to            Base Price (2)     Date
                        (1)                          Employees/Directors In
                                                     Fiscal Year
----------------------- ---------------------------- -------------------------- ------------------ ------------------
Eric Seidel             65,000                       9.02%                      $2.00              4/24/05
----------------------- ---------------------------- -------------------------- ------------------ ------------------

-----------------
         (1) Each option granted has a term of 5 years. All options granted were immediately vested and exercisable on April 24, 2000.
         (2) Mr. Seidel's option was granted above the fair market value of our Common Stock on April 24, 2000. Fair market value is based on the closing sales price of the Common Stock as reported on the OTC Electronic Bulletin Board on the business day preceding the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

         The following table provides information with respect to the named officer concerning exercised and unexercised options in 2000.


--------------------- --------------- -------------- ---------------------------------- ------------------------------
Name of               Shares          Value          Number of Securities Underlying    Value of Unexercised
Individual            Acquired on     Realized($)    Unexercised Options  at Fiscal     In-The-Money Options/SARs at
                      Exercise(#)                    Year End (#)                       Fiscal Year End($)
                                                     Exercisable/Unexercisable          Exercisable
--------------------- --------------- -------------- ---------------------------------- ------------------------------
Eric Seidel           -0-             -0-            65,000                             $71,045 (1)
--------------------- --------------- -------------- ---------------------------------- ------------------------------

----------------

     (1) Based on the market value of the underlying securities of $3.093 at July 31, 2000, minus the exercise price of such options.

Employment Contracts and Other Arrangements

         We assumed an employment agreement with Eric Seidel, our President and Chief Executive Officer, entered into between eAutoclaims.com-Delaware and Mr. Seidel, effective February 1, 2000. Under this agreement, Mr. Seidel is entitled to an annual base salary of $135,200, which increased to $165,000 on February 1, 2001, and will increase to $180,000 on February 1, 2002. On August 25, 2000, the Compensation Committee increased Mr. Seidel's base salary to $150,000. Mr. Seidel is entitled to bonus compensation as determined by the Compensation Committee, which at no time may be less than 5% of our pre-tax profits. Mr. Seidel may elect to receive part or his entire bonus, if any, in shares of our Common Stock valued at 90% of the current market value. Mr. Seidel is entitled to reimbursement for ordinary, necessary and reasonable business expenses incurred in connection with his services. He may participate in any retirement, medical, dental, welfare and stock option plans, life and disability insurance coverages and other benefits afforded our employees. He is entitled to a $600 per month automobile allowance and reimbursement of annual physical examinations. Mr. Seidel was granted options to acquire 65,000 shares of our Common Stock immediately exercisable at $2.00 per share for a term of 5 years. During the term of his agreement, Mr. Seidel agrees not to compete with us. His agreement provides for a severance payment equal to 100% of his annual base compensation then due under his agreement in the event there is a "change of control" as defined in his agreement, and Mr. Seidel is subsequently terminated without cause or he voluntarily terminates employment within 60 days of the "change of control" event.

         In connection with the acquisition of Premier Express Services, Inc. ("PEC"), we entered into an employment agreement with Randal K. Wright. Mr. Wright is currently our Chief Operating Officer, and was a founder and president of PEC. This agreement became effective on July 1, 2000, and has a term of three
(3) years. Under this agreement, Mr. Wright is entitled to an annual base salary of $110,000, which will increase to $120,000 as of July 1, 2001, and to $125,000 July 1, 2002. Mr. Wright is entitled to bonuses as determined by our Compensation Committee, which may be paid in cash or shares of our Common Stock on such terms as approved by our board of directors. Mr. Wright is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock option plans, life and disability insurance coverages and other benefits afforded our employees. He is entitled to a $700 per month automobile allowance. Mr. Wright was issued options to acquire 65,000 shares of our Common Stock at an exercise price of $2.00 per shares, which was the fair market value of such shares as of the date of his agreement. The options granted to Mr. Wright are fully vested and exercisable immediately. These options have an exercise period of five (5) years from the date of his agreement. During the term of his agreement and for a period of two (2) years after termination of his agreement, Mr. Wright is subject to a non-competition and restrictive covenant with us.

         We  assumed  an  employment  agreement  with  Gaver  Powers,  our Chief
Information Officer, entered into between eAutoclaims.com-Delaware and Mr. Powers, effective February 1, 2000. This agreement has an initial term of three
(3) years. Under this agreement, Mr. Powers was entitled to an initial annual base salary of $90,000, which increased to $100,000 as of September 1, 2000, and $105,000 on February 1, 2001. Mr. Powers is entitled to bonus compensation as determined by our board of directors or Compensation Committee. Mr. Powers is entitled to reimbursement for ordinary, necessary and reasonable business expenses incurred in connection with his services. He may participate in any retirement, medical, dental, welfare and stock option plans, life and disability insurance coverages and other benefits afforded to our employees. He is entitled to a $400 per month automobile allowance. Mr. Powers was granted options to acquired 60,000 shares of our Common Stock immediately exercisable at $2.00 per share for a term of 5 years. During the term of his agreement and for a one (1) year period thereafter, Mr. Powers has agreed not to compete with us within a 100 mile radius of any area in which we engage in any element of our business.

         On August 14, 2000, we entered into an employment agreement with M. Scott Moore, our Chief Financial Officer. This agreement has a term of three (3) years beginning on September 11, 2000. Under this agreement, Mr. Moore is entitled to an annual base salary of $125,000, which will increase to $135,000 on September 11, 2001, and to $145,000 on September 11, 2002. Mr. Moore is entitled to bonus compensation as determined by the Company's board of directors or Compensation Committee. Such bonuses may be paid in cash or issued in shares of our Common Stock on such terms as approved by our board of directors. Mr. Moore is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverages and other benefits afforded our employees. He is entitled to an automobile allowance of $400 per month during the term of his agreement. Mr. Moore was issued options to purchase 102,000 shares of our Common Stock at an exercise price of $2.6875 per share, which was the fair market value of the closing price of our shares as of the effective date of his agreement. These options vest in three equal installments on each anniversary date of the agreement. These options have a cashless exercise provision and a maximum exercise period of 5 years. If Mr. Moore is terminated without cause or we elect not to renew this agreement, then he is entitled to three (3) months severance pay at his then current base salary. Mr. Moore has agreed not to compete with us during the term of this agreement and for a period of two (2) years after termination of the agreement.

Board Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors administers our executive compensation program. The committee reviews, recommends and approves changes to our compensation policies and programs, makes recommendations to the Board of Directors as to the amount and form of executive officer compensation, and administers our stock option plans.

         General Compensation Philosophy. Our compensation programs are designed to directly align compensation with our performance and increases in stockholder value as measured by our stock price and to enable us to attract, retain and reward executives and employees needed to accomplish our goals. The committee believes that executive pay should be linked to our overall performance. Therefore, we provide an executive compensation program, which includes base pay, long-term incentive opportunities through the use of stock options and, in some cases, cash bonuses.

         The Compensation Committee is currently evaluating and studying the level of equity participation by our employees and executives. The Compensation Committee feels strongly that our employees and executives must have a greater equity stake in order to more closely align the interest of our employees and executives with our stockholders. Therefore, it is the intent of the Compensation Committee to recommend that our executives and employees be issued significantly more shares of our stock and options in the near future. It is anticipated that any such issuance of our additional equity to employees and executives will be performance based, and tied to the market value of our Common Stock.

         Base Salary. Base salary is designed primarily to be competitive with base salary levels in effect at high technology companies that area of comparable size and with which we compete for executive personnel. Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at comparable companies. Salaries for executive officers for 2000 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as salaries for similar positions at comparable companies.

         Cash Performance Awards. Cash performance awards, such as bonuses, will be tied to the achievement of performance goals, financial or otherwise, established by the committee. We had no formal management incentive plan in 2000.

         Stock Options. In order to link the interests of our stockholders and senior management, we issue stock options. We believe that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure our success. Stock options generally have value for executive officers only if the price of our Common Stock increases above the fair market value of a share of Common Stock on the grant date and the officer remains in our employ for the period required for the options granted to such person to vest.

         The number of shares subject to stock options granted is within the discretion of the Compensation Committee. In determining the size of stock option grants, the Compensation Committee considers the officer's responsibilities, the expected future contribution of the officer to the Company's performance and the number of shares, which continue to be subject to vesting under outstanding options. For 2000, options were granted to the executive officers based on their positions and a subjective assessment of individual performances. In addition, options were granted to certain executive officers as incentives for them to become employees or to aid in their retention. Stock options typically have been granted to executive officers when the executive first joins the Company. At the discretion of the Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock.

         Compensation for the Chief Executive Officer. Mr. Seidel's base salary for the year 2000 was determined by the employment agreement we assumed with Mr. Seidel. The Compensation Committee believes that the overall terms of the employment agreement terms are consistent with the factors described above for all executive officers.

         Internal Revenue Code Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. In general, it is the Committee's policy to qualify, to the maximum extent possible, executives' compensation for deductibility under applicable tax laws.

Stock Options

         We established the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan is intended to provide the employees and directors of the Company with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The 1998 Plan provides for the grant of options to directors and employees (including officers) of the Company to purchase up to an aggregate of twenty percent (20%) of the number of shares of Common Stock in the capital of the Company issued and outstanding from time to time less any shares of Common Stock reserved, set aside and made available pursuant to the terms of the Company's employee share purchase plan (the "Share Purchase Plan") and pursuant to any options for services rendered to the Company. The number of shares of Common Stock subject to options granted to any one person under the Plan, the Share Purchase Plan and options for services rendered to the Company may not at any time exceed five percent (5%) of the outstanding shares of Common Stock. The 1998 Plan is currently administered by the Board of Directors. The Board determines, among other things, the persons to be granted options under the 1998 Plan, the number of shares subject to each option and the option price.

         The 1998 Plan allows the Company to grant Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of NQSO's may not be less than the fair market value of the Common Stock on the date of grant. Options may not have a term exceeding ten years. Options are not transferable, except upon the death of the optionee.

         In December 2000, our Board of Directors established specific performance goals and criteria for the issuance of any options. Subject to the criteria described below, our Board authorized the issuance of options to acquire up to 2,000,000 shares of our Common Stock.

         Options to acquire 450,000 of Common Stock were immediately available to be awarded on December 4, 2000 at an exercise price of $1.22. Of these options 408,750 were awarded as of February 2, 2001. All of these options have a three-year vesting provision. Options to acquire 450,000 shares of our Common Stock are issuable subject to us meeting certain criteria which are summarized as follows:

     (a)  20% after we exceed monthly revenues of $1,600,000;

     (b) 20% after monthly net earnings (loss) before non cash expenses improve by $60,000 from the prior month;

     (c) 20% after we achieve a 5.5 day average turnaround time on processing claims;

     (d)  20% after we grow our network by 300 Digital or CompEst Sold Shops;

     (e) 20% after a monthly customer index service rating of excellent or 100% of the balance, to the extent we reach profitability for any month before the end of the third quarter of fiscal year ending 2001.

         To date, we have met four of these goals. Therefore, 80% of the options to acquire 450,000 shares, or additional options to acquire 360,000 shares were available to be awarded. As of February 2, 2001, we had awarded 331,400 options at exercise prices ranging from $1.01 to $2.00 per share.

         Options to acquire an additional 1,100,000 shares of our Common Stock are available for issuance subject to us obtaining certain performance criteria which are summarized as follows:

     o options to acquire 350,000 shares may be issued if we raise at least $5,000,000 in new equity capital from sources not affiliated with Thomas Kernaghan prior to December 31, 2003;

     o options to acquire an additional 350,000 shares of our Common Stock may be issued if our Common Stock has an average trading price of $5.00 or greater in fiscal year 2002;

     o options to acquire an additional 200,000 shares may be issued if we meet or exceed our budgeted EBITDA targets in the current fiscal year; and

     o options to acquire an additional 200,000 shares may be issued if we meet or exceed our budgeted EBITDA in fiscal year ending 2002.

         All of these options would be subject to vesting and would be exercised at the current market price of our stock as of the date of issuance. We have the right to increase the total amount of options, which may be issued so long as total outstanding options do not exceed 15% of the number of our fully-diluted outstanding shares of Common Stock. Furthermore, in lieu of paying cash bonuses, the employees may be issued shares of our Common Stock at the then fair market value in an amount not to exceed 50% of that employee's base salary. All of the options we have issued are subject to immediate vesting and are exercisable in the event of a change of control, which is defined as a sale of substantially all of our assets or a merger in which we are not the surviving entity.

         On December 14, 2000, we agreed to issue to each of our outside directors options to acquire 10,000 shares of our Common Stock at an exercise price of $.90 per share. These options are forfeitable if the director does not attend, either in person or by telephone, at least 75% of directors' meetings over the twelve months from the issuance date of these options.

         Prior to our merger with eAutoclaims.com-Delaware, NQSO's to purchase 2,800,000 (pre-reverse stock split) shares of Common Stock were granted and 2,700,000 were canceled as of July 31, 1998, leaving 4,000 post reverse stock split options remaining.

         As of January 31, 2001, we have issued, or reserved for issuance, 2,578,482 shares of our Common Stock relating to outstanding options and warrants which are categorized as follows:

         Options issued to Directors                                210,000 (1)

         Options issued to Chief Executive Officer                  245,000 (2)

         Options issued in connection with acquisition of PEC       130,000 (3)

         Options issued to Employees                              1,106,317 (4)

         Options issued to Consultants                               65,000 (5)

         Options Outstanding prior to eAutoclaims.com merger          4,000

         Purchaser's Warrants                                       630,000 (6)

         Agent's Warrants                                           188,165 (7)
                                                                  ----------

                                    Total                         2,578,482
                                                                  ==========

     (1) 2,000 of each director's options are immediately exercisable at $2.00 per share. 20,000 of each director's options are immediately exercisable at $5.06 per share. 10,000 of each director's option are exercisable at $.90 per share. We granted Mr. Jessop, a director, immediately exercisable options to acquire 50,000 shares of Common Stock at $1.312. The exercise price of all options is equal to the fair market value at the dates these director's options were authorized. See "Directors and Executive Officers - Director Compensation".

     (2) 65,000 of these options are exercisable at any time through April 2005 at $2.00 per share. The remaining 180,000 options vest over two years at exercise prices of between $1.01 and $2.00. See "Directors and Executive Officers - Employment Contracts and Other Matters".

     (3) 65,000 options immediately exercisable at $2.00 per share were issued to each of Randall K. Wright and Reed Mattingly. See "Executive Compensation - Employment Contracts and Other Matters".

     (4)  Represents  options issued to our employees at exercise prices ranging
          from  $1.01  to  $3.37.   226,164  of  these   options  are  currently
          exercisable. The remaining options vest over a three year term.

     (5) 65,000 of these options are held by our Chairman, Mr. Dickson, and are immediately exercisable at $2.00 per share. See "Certain Relationships and Related Transactions".

     (6) Represents warrants issued to the purchasers of our Series A Preferred Stock. Of these warrants, 300,000 are exercisable at $3.00; 90,000 are exercisable at $1.4625; 90,000 are exercisable at $3.33; and 150,000 are exercisable at $2.60. See "Market for Common Equity and Related Stockholder Matters - Preferred Stock and Related Warrants".

     (7) Represents warrants issued to Thomson Kernaghan, as Agent, exercisable at $4.50. See "Market for Common Equity and Related Stockholder Matters - Preferred Stock and Related Warrants".

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table contains information with respect to the beneficial ownership of our Common Stock as of January 31, 2001, and as adjusted to reflect the sale of Common Stock in this offering by:

     o    each person who we know  beneficially  owns more than 5% of our Common
          Stock;

     o each of our directors and each individual who serve as our named executive officers individually;

     o    all of our directors and executive officers as a group; and

     o    each shareholder who is selling shares in this offering.



                                 Shares of Common Stock                           Shares Beneficially Owned
                                 Beneficially Owned Before the                     After the Offering (15)
                                 Offering (2)
    Name and Address of                                            Shares Being
    Beneficial Owner (1)          Number          Percentage       Offered           Number        Percentage
    -------------------------------------------------------------------------------------------------------------

Eric Seidel                        647,341(3)               5.6%
Randal K. Wright                   387,200(4)               3.4%
Scott Moore                        165,000(5)               1.4%
Gaver Powers                       170,372(6)               1.5%
Jeffrey D. Dickson                 379,046(7)(9)            3.3%
Anthony Jessop                      60,581(8)(10)           *  %
David Jolley                        38,046(9)(10)           *  %
Christopher Korge                   48,046(9)(10)           *  %
Nicholas D. Trbovich, Jr.           33,046(9)(10)           *  %
Liviakis Financial
 Communications, Inc.            2,019,000(11)            17.84%
Thomson Kernaghan &
 Co., Ltd., as Agent             1,001,928(12)              8.5%
Paul G. Mighton                     16,500(13)              *  %
Governor's Road LLC                310,000(14)              2.7%
Rearden Trust                      200,000                  1.8%
Dominion Capital Corp.             220,988                  2.0%
Hammock Group Ltd.                 200,000                  1.8%
Livingstone Group Ltd.              14,566                  *  %
Southshore Ltd.                    200,000                  1.8%
Sovereign Partners Ltd.            933,375                  8.2%

    All Directors and Officers    1,928,678                15.7%
    as a Group                    ---------



     (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, each such person is deemed to be the beneficial owner of shares of Common Stock held by such person (but not held by any other person) on January 31, 2001, and any shares of Common Stock which such person has the right to acquire pursuant to securities exercisable or exchangeable for, or convertible into, Common Stock, within 60 days from such date. The address of each beneficial owner is in care of the Company, 2708 Alt. 19 N., Suite 604, Palm Harbor, Florida 34683.

     (2) Based on 11,319,105 shares of Common Stock outstanding at the close of business on January 31, 2001. This amount excludes up to 2,800,000 shares of our Common Stock underlying the conversion rights of our Series A Preferred Stock and excludes 2,578,482 shares reserved for outstanding options and warrants.

     (3)  400,000  shares of our  Common  Stock  were  issued  to Mr.  Seidel as founder shares. He acquired 2,341 in open market purchases. This amount also includes options to acquire up to 245,000 shares of our Common Stock, subject to certain conditions. See "Executive Compensation - Employment Contracts and Other Matters".

     (4) 256,000 shares of our Common Stock were issued to Mr. Wright in connection with the Premier Express Services, Inc. merger. He acquired 3,200 shares in open market purchases. This amount also includes options to acquire up to 128,000 shares of our Common Stock, subject to certain conditions. See "Executive Compensation - Employment Contracts and Other Matters".

     (5) This amount represents options to acquire up to 165,000 shares of our Common Stock. See "Executive Compensation - Employment Contracts and Other Matters".

     (6) Mr. Powers owns 2,372 shares and holds options to acquire 168,000 share of our Common Stock.

     (7) 280,000 shares of our Common Stock were issued to Mr. Dickson as founder shares. Also includes options to acquire up to 65,000 shares of our Common Stock and 1,000 shares acquired in the open market. See Directors and Executive Officers - Director Compensation".

     (8) Mr. Jessop has been issued options to acquire 60,000 shares for his services as a director.

     (9) This amount includes options to acquire up to 32,000 shares of our Common Stock in connection with services as a director. "Directors and Executive Officers - Director Compensation".

     (10) Includes 1,046 shares issued to all directors, except Mr. Jessop, who received 581 shares. See "Directors and Executive Officers - Director Compensation."

     (11) Represents shares issued for consulting services. Includes 201,900 shares held by Jens Dalsgaard and 201,900 shares held by Anthony D. Altavilla, both of whom are employees of Liviakis Financial Communications, Inc. Also includes 39,000 shares we issued in connection with our amendment to the Consulting Agreement. See "Certain Relationships and Related Transactions".

     (12) Includes our shares and warrants held of record by Thomson Kernaghan or by other entities, which are controlled by Thomson Kernaghan or which Thomson Kernaghan has investment decision-making authority and excludes up to 1,400,000 shares of our Common Stock relating to the conversion of our Series A Preferred Stock at a conversion price of $.75 per share based upon information obtained from Thomson Kernaghan, which is summarized as follows:


--------------------------- -------------------- --------------------- ---------------------
         Holder               Number of Common         Number of          Number of Common
                                  Shares               Warrants           Shares Underlying
                                                                          Preferred Shares
--------------------------- -------------------- --------------------- ---------------------

Thomson Kernaghan                  nil                 188,165
CALP II LP                      160,517                310,000               1,400,000
Fetu Holdings, Ltd.             230,746

VC Advantage, Ltd.               29,784
VC Advantage (Bermuda)           32,716
VMH Management                   25,000
Gregg Badger                     25,000
                              -----------            ----------            --------------
Totals                          503,763                498,165               1,400,000
                              ===========            ==========            ==============
-------------------------- -------------------- --------------------- ---------------------

Each of these entities has entered into an agreement, which provides that such entity will not acquire any additional shares of our Common Stock in the open market or convert our Series A Preferred Stock into our Common Stock if the effect of such a purchase or conversion would be to increase such entities equity ownership position above 9.9%. Above amount and percentages exclude shares of our Common Stock issuable upon conversion of our Series A Preferred Stock. See "Market for the Registrants Securities and Related Stockholder Matters" and "Certain Relationships and Related Transactions".

     (13) Mr. Mighton is the former president and CEO. He resigned on May 31, 2000 in connection with the eAutoclaims.com merger.

     (14) Represents warrants to acquire 310,000 shares of our Common Stock and excludes up to 1,400,000 shares of our Common Stock relating to the conversion of our Series A Preferred Stock.

     (15) Excludes up to 2,800,000 shares of Common Stock relating to the conversion of our Series A Preferred Stock at a conversion price of $.75, which is owned equally between Thomson Kernaghan & Co., Ltd., as Agent (1,400,000 shares) and Governor's Road LLC (1,400,000 shares). See "DESCRIPTION OF SECURITIES - Preferred Stock and Related Warrants."

     *Less than .1%.

                            DESCRIPTION OF SECURITIES

Market Value

         Our Common Stock is traded on the OTCBB under the symbol "EACC". The following table sets forth, the high and low bid prices of the Common Stock for the periods shown as reported by the National Quotation Bureau. The bid prices quoted on the OTCBB reflect inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions. All share amounts are stated without taking into account the 25 for 1 reverse stock split that occurred in October 1999.


                                                                   High Bid         Low Bid
                                                                   --------         -------
         Fiscal Year Ended July 31, 1998
         Third Quarter (February 1, 1998 to April 30, 1998)          2.19             0.28
         Fourth Quarter (May 1, 1998 to July 31, 1998)               1.75             0.75

         Fiscal Year Ended July 31, 1999
         First Quarter (August 1, 1998 to October 31, 1998)          0.78             0.63
         Second Quarter (November 1, 1998 to January 31, 1999)      11.25             5.50
         Third Quarter (February 1, 1999 to April 30, 1999)          7.75             2.25
         Fourth Quarter (May 1, 1999 to July 31, 1999)               4.25             1.50

         Fiscal Year Ended July 31, 2000
         First Quarter (August 1, 1999 to October 31, 1999)          4.12             0.22
         Second Quarter (November 1, 1999 to January 31, 2000)       3.00             1.50
         Third Quarter (February 1, 2000 to April 30, 2000)          9.31             1.69
         Fourth Quarter (May 1, 2000 to July 31, 2000)               5.63             2.56

         Fiscal Year Ended July 31, 2001
         First Quarter (August 1, 2000 to October 31, 2000)          4.13             1.44
         Second Quarter (November 1, 2000 to January 31, 2001)       2.75              .75


Capital Structure

         Our authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value ("Common Stock"), and 5,000,000 of preferred stock, $.001 par value ("Preferred Stock"), issuable in series. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Certificate of Incorporation and Bylaws, and by the provisions of applicable Nevada law. Our current transfer agent is Equity Transfer Services, Inc., 120 Adelaide West, Suite 420, Toronto, Ontario, M5H 4C3. Prior to or upon the closing of this offering we intend to appoint American Stock Transfer and Trust Company, New York, New York 10005 as our transfer agent.

Common Stock

         As of January 31, 2000, there were approximately 11,319,105 shares of our Common Stock outstanding. In addition, as of January 31, 2000, there were 818,165 shares of Common Stock subject to outstanding warrants issued to the agent and purchasers of our Series A Preferred Stock at exercise prices of between $1.46 and $4.50. As of October 31, 2000, we have reserved 1,760,317 shares of our Common Stock underlying options issued to our directors, employees and consultants with exercise prices of between $.90 and $12.50. We have also deposited ______ shares of our Common Stock in escrow in connection with the conversion rights of our outstanding Series A Convertible Preferred Stock, which shares are included in the number of currently outstanding shares.

         The holders of Common Stock are entitled to one vote per share for the selection of directors and all other purposes and do not have cumulative voting rights. The holders of our Common Stock are entitled to receive dividends when, as, and if declared by our Board of Directors, and in the event of our liquidation to receive pro-rata, all assets remaining after payment of debts and expenses and liquidation of the preferred stock. Holders of our Common Stock do not have any pre-emptive or other rights to subscribe for or purchase additional shares of capital stock, no conversion rights, redemption, or sinking-fund provisions.

Preferred Stock and Related Warrants

         Our Board of Directors (without further action by the shareholders) has the option to issue from time to time authorized un-issued shares of Preferred Stock and determine the terms, limitations, residual rights, and preferences of such shares. The Company has the authority to issue up to 5,000,000 shares of Preferred Stock pursuant to action by its Board of Directors. As of October 31, we had 260 shares of Series A Preferred Stock outstanding.

         We entered into a Securities Purchase Agreement and related agreements effective June 27, 2000, with Thomson Kernaghan, as agent (the "Agent"), relating to the issuance of our Series A Preferred Stock. The following discussion is only a summary of certain of the terms and provisions of the Securities Purchase Agreement, Registration Rights Agreement, Security Agreement, Certificate of Designation for our Series A Preferred Stock, Purchaser's Warrants and Agent's Warrants, each of which is filed as an exhibit to this Form 10-KSB, to which reference is hereby made.

         Each time we issue our Series A Preferred Stock we are required to also issue to the purchaser warrants (the "Purchaser's Warrants") to purchase the number of shares of our Common Stock determined by dividing 30% of the dollar amount of our Preferred Stock issued to that purchaser by 130% of the closing bid price of our Common Stock on the day immediately preceding the issuance of our Preferred Stock. We are also required to issue warrants to the Agent (the "Agent's Warrants") equal to 10% of the number of our Common Stock that our Preferred Stock would be convertible into if the Series A Preferred Stock were convertible into our Common Stock, assuming the conversion date was the date the Preferred Stock was issued at an exercise price of $4.50. We are required to register the shares underlying the Purchaser's Warrants and Agent's Warrants simultaneously with the registration of the shares of our Common Stock underlying the Series A Preferred Stock. All Purchaser's Warrants and Agent's Warrants are immediately exercisable, and have five (5) year exercise period.

         On October 3, 2000, we received approximately $1,160,000 (net of the Agent's selling commission and legal fees) in a transaction in which we privately placed to a group of accredited investors 260 shares of our Preferred Stock at $5,000 per share. In connection with their purchase of the Preferred Stock, these investors were issued Purchaser's Warrants to purchase 390,000 shares of our Common Stock at $3.00 to $3.33 per share. On December 5, 2000, we netted an additional $270,000 from the issuance of 60 shares of our Preferred Stock at $5,000 per share. In connection with this placement, we issued Purchaser's Warrants to acquire 90,000 shares of our Common Stock at $1.4625 per share.

         In January and February 2001, we received approximately $420,000 (net of the Agent's selling commission and legal fees) in a transaction in which we privately placed to a group of accredited investors and will issue 100 shares of our Preferred Stock at $5,000 per share. In connection with this placement, we issued Purchaser's Warrants to acquire 150,000 shares of our Common Stock at $2.60 per share.

         We paid the Agent in these transactions a selling commission of 10% of the purchase price of the Preferred Stock issued or $210,000, and issued the Agent warrants to purchase 188,165 shares of our Common Stock at a price of $4.50 per share.

         The Series A Preferred Stock carries a cumulative preferred dividend of 8% per annum and a liquidation preference of $5,000 per share. Each share of Series A Preferred Stock is convertible into shares of our Common Stock at a per share price equal to the lesser of (i) 120% of the closing bid price of a share of our Common Stock on the trading day immediately preceding the date we issued our Series A Preferred Stock, or (ii) 75% of the average of the three lowest closing bid prices of the Common Stock during the twenty trading days preceding the date of conversion. If they have not previously been converted, each share of Series A Preferred Stock will automatically convert into shares of our Common Stock two (2) years from issuance of the Series A Preferred Stock. We have the right to redeem the Series A Preferred Stock at a price of $5,500 per share upon giving not less than thirty days prior written notice to holders. Upon receipt of our notice of conversion, a holder of the Series A Preferred Stock may elect to convert the shares into Common Stock at any time prior to the date of redemption as specified in our notice. As part of this transaction, we agreed to file a registration statement covering all of the shares of our Common Stock purchasable upon conversion of the Series A Preferred Stock. We are subject to certain penalty provisions if the registration statement covering these shares is not declared effective within 180 days of the day we issued our Series A Preferred Stock. This penalty equals 2% per month of the amount of Series A Preferred Stock issued, not to exceed 10%.

         To secure our obligations with respect to the Series A Preferred Stock and the Purchase Warrants, we have deposited ______ shares of our Common Stock with the Agent. If we fail to timely deliver certificates for our Common Stock upon conversion of the Series A Preferred Stock or exercise of the Purchase Warrants, the Agent is authorized to transfer such shares to the purchaser.

         The agreements we entered into in connection with the issuance of the Series A Preferred Stock contain numerous affirmative and negative covenants, which may adversely affect our ability to attract other sources of capital or grow our business. We cannot incur debt outside the normal course, acquire other businesses, pay dividends, sell assets or issue our securities so long as our Series A Preferred Stock remains unpaid. The Agent has no obligation to acquire any additional shares of our Series A Preferred Stock.

         In the future, our Board of Directors has the authority to issue additional shares of our Preferred Stock in series with rights, designations and preferences as determined by the Board of Directors. When any shares of our Preferred Stock are issued, certain rights of the holders of our Preferred Stock may affect the rights of the holders of Common Stock. The authority of the Board of Directors to issue shares of our Preferred Stock with characteristics which it determines (such as preferential voting, conversion, redemption and liquidation rights) may have a deterrent effect on persons who might wish to make a takeover bid to purchase our shares at a price, which might be attractive to our shareholders. However, the Board of Directors must fulfill its fiduciary obligation to our shareholders in evaluating an takeover bid.

Master Modification Agreement

         Prior to the effective date of this prospectus, we intend to enter into a Master Modification Agreement which amended in all respects the Securities
Purchase Agreement, the Registration Rights Agreement, Security Agreement, Certificate of Designation for our Series A Preferred, Purchasers Warrant and Agents Warrant. These agreements are collectively referred to sometimes as the "Preferred Stock. Agreements." The terms of the Master Modification Agreement are the result of negotiations between the underwriters, Agent and us in order to facilitate this offering. The Master Modification Agreement will modify certain provisions of the Preferred Stock Agreements as follows:


     o Holders of our Series A Preferred Stock and certain other of our shareholders agreed to enter into certain lock-up restrictions relating to the sale of our Common Stock. See "Shares Eligible for Future Sale - Lock Up Arrangements".

     o The conversion rate for our Series A Preferred Stock was set at $.75 per share. We have reserved a total of 2,800,000 shares of our Common Stock underlying the conversion rights of our Series A Preferred Stock.

     o The exercise price of the Purchaser's Warrants and the Agent's Warrants may be reset to the exercise price of the Warrants in this offering if such exercise price is lower than the current exercise prices for the Purchaser's Warrants and Agent's Warrants.


     o The penalty provisions contained in the original Registration Rights Agreement for failure to register underlying shares on a timely basis has been waived subject to the selling shareholder prospectus being declared effective on or before April 30, 2001, unless such date is extended at the discretion of the agent.

     o The holders of our Series A Preferred Stock have agreed to convert such shares into our Common Stock upon the closing of this offering, subject to such holders not exceeding a beneficial ownership interest in our securities greater than 9.9% and provided the total amount of our outstanding Series A Preferred Stock is less than $250,000.

     o Prior to our decision to proceed with this offering we had negotiated the terms and conditions of an equity line financing agreement with the Agent. As part of the Master Modification Agreement, we agreed that the Agent would have exclusive rights to provide any future equity line financing agreements for a period of two (2) years from the date of this prospectus.

Warrants

         The Warrants will be issued subject to the terms and conditions of a Warrant Agreement between us and __________________________________________, as
Warrant Agent. The following description of the Warrants is not complete and is qualified in all respects by the Warrant Agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         Each Warrant entitles the holder to purchase for a period of 10 years after the date of the prospectus one share of our Common Stock at the exercise prices set forth in the schedule below, which are adjusted on each annual anniversary dates of the prospectus. The Common Stock and the Warrants will be separate transferable 270 days after the closing of this offering or such earlier date as the underwriter may determine.

                           Annual
                       Anniversary Date                   Exercise Price
                       ----------------                   --------------
                              1                              $  4.00
------------------------------------------------------------------------
                              2                              $  5.00
------------------------------------------------------------------------
                              3                              $  6.00
------------------------------------------------------------------------
                              4                              $  7.00
------------------------------------------------------------------------
                              5                              $  8.00
------------------------------------------------------------------------
                              6                              $  9.00
------------------------------------------------------------------------
                              7                              $ 10.00
------------------------------------------------------------------------


         The exercise of the Warrants has been determined by negotiations between us and the Underwriter. In determining the price, we and the Underwriter considered a number of factors, including the prospects of the Company and the industry in which it competes, an assessment of the our management and the general conditions of the securities market. We may, at the sole discretion of our Board of Directors, reduce the exercise price (upon effectiveness of a post-effective amendment to the registration statement under the Securities
Act), increase the number of shares that may be purchased upon exercise of a Warrant and/or extend the expiration date of the Warrants should it deem that such actions are in our best interest.

         The Warrants contain adjustment provisions to avoid dilution of the equity interest represented by the underlying shares upon the occurrence of certain events, such as share dividends or splits, mergers or acquisitions. The Warrants do not have anti-dilution protection if we issue equity securities at a price below the Warrant exercise price. In the event of liquidation, dissolution or winding up of our offering, Warrant holders will not be entitled to receive any assets available for distribution to the holders of Common Stock. Warrant holders will have no voting, pre-emptive, liquidation or other rights of a stockholder, and no dividends will be declared on the Warrants.

         The Warrants may be exercised upon surrender of the applicable Warrant certificate on or prior to the expiration of the Warrant exercise period, accompanied by payment in full of the exercise price for the number of Warrants being exercised.

         We have agreed to use its best efforts to maintain the effectiveness of the Registration Statement under the Securities Act for the Common Stock underlying the Warrants and to take such other actions under the laws of various States as may be required to cause the lawful sale of securities upon the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In addition to the 4,000,000 Warrants included in the Units offered hereby, we may issue up to 400,000 Warrants included in the Units issuable upon exercise of the Underwriter's Warrants.

Certain Federal Income Tax Matters

         The following is a brief summary of certain federal income tax consequences associated with the purchase and ownership of the Units, the Common Stock and Warrants included in the Units and the exercise of the Warrants. Prospective investors are urged to consult with their individual tax advisors concerning the tax aspects of the Units in their own particular circumstances.

         For federal income tax purposes, the issue price of a Unit must be allocated between the Common Stock and the Warrant included in the Units in proportion to their respective fair market values at the time of issuance. The amount allocated to each component element in the Unit will constitute the tax basis of that element. Upon exercise of a Warrant, the basis of the Warrant plus the amount paid on the exercise of the Warrant will be the basis of the new share of Common Stock issued with respect thereto.

         No gain or loss will be recognized upon the exercise of a Warrant (nor will we recognize any income upon the exercise of a Warrant). The holding period of a share of Common Stock acquired upon the exercise of a Warrant will commence upon the exercise date of the Warrant. Any gain or loss recognized by a holder upon the sale of a share of Common Stock will generally constitute a capital gain or capital loss. Any loss recognized upon the lapse of a Warrant would ordinarily constitute a capital loss.

         The federal income tax considerations discussed above are based upon the current provisions of the Internal Revenue Code, and there can be no assurance that such provisions will not be changed in the future, either prospectively or retroactively.

Certain Provisions of the Certificate of Incorporation and Bylaws

         Our Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. Our Bylaws provide that we shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934 (collectively, the "Acts"), as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Dividends

         We have not paid any cash dividends on its common or preferred stock and do not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of January 31, 2001, we had outstanding approximately 11,319,105 shares of Common Stock. Of these shares, approximately 3,221,041 shares of Common Stock are freely tradable without restriction or limitation under the Securities Act, except for any shares purchased by "affiliates" or persons acting as "underwriters" as these terms are defined under the Securities Act.

         The 8,098,064 shares of Common Stock held by existing shareholders that are "restricted" within the meaning of Rule 144 adopted under the Securities Act (the "Restricted Shares"), may not be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemptions provided by Rule 144 and Rule 701 promulgated under the Securities Act. The Restricted Shares were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold in accordance with the provisions of Rule 144 or Rule 701 of the Securities Act, unless otherwise registered under the Securities Act.

         In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

         (1)      1% of the then-outstanding shares of Common Stock; and

         (2) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission.

         Sales under Rule 144 are also subject to provisions relating to notice and manner of sale and the availability of current public information about us. In addition, a person (or persons whose shares are aggregated) who has not been an affiliate of us at any time during the 90 days immediately preceding a sale, and who has beneficially owned the shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. While the foregoing discussion is intended to summarize the material provisions of Rule 144, it may not describe all of the applicable provisions of Rule 144, and, accordingly, you are encouraged to consult the full text of that Rule.

         In addition, our employees, directors, officers, advisors or consultants who were issued shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, which permits non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144, and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions.

         Subject to the Lock Up Arrangements described below, we are registering 2,800,000 shares of Common Stock underlying conversion features of our Series A Preferred Stock along with 591,945 shares of Common Stock underlying the Agent's Warrants and Purchaser's Warrants. The sale of our Common Stock underlying these securities may also adversely affect the market price of our Common Stock, result in substantial dilution to our stockholders and might also adversely affect our ability to raise additional capital.

         We anticipate filing Form S-8 registration statement for our employees, directors and advisors. We may also register our securities in connection with acquisitions. The possibility of future sales by existing stockholders under Rule 144 or otherwise will, in the future, have a depressive effect on the market price of our Common Stock, and such sales, if substantial might also adversely affect our ability to raise additional capital.

Lock-Up Arrangements

         Certain of our shareholders, including all of the selling shareholders who own in the aggregate _____ shares of our Common Stock, and all of our Series A Preferred Stock, Purchaser's Warrants and Agent's Warrants have entered into lock-up letters which provides that from January 12, 2001 through a period of 180 days after the date of this prospectus, such shareholder will not sell any of our securities pursuant to Rule 144 or otherwise unless otherwise agreed to by us and the underwriter or as otherwise allowed under the lock-up letter. The lock-up letter provides that during months 1 through 6 after the date of this prospectus, such shareholders have the right to sell 5% of the prior month's average daily trading volume of our Common Stock. This amount will increase to 10% of the prior months' average daily trading volume during months 7 through 12 after the date of this prospectus. The underwriter has the right of first refusal for any sale of such shares during these time periods. If this offering does not close for any reason, then these lock-up arrangements are terminated.

         In addition, all of the company's officers and directors, and certain other shareholders who own in the aggregate _________ shares of our Common Stock have entered in to lock-up letters which provide that such shareholders will not sell any of our securities pursuant to Rule 144 or otherwise for a period of 180 days after the date of this prospectus, without the consent of the underwriters.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We are party to a Consulting Agreement with Liviakis Financial Communications, Inc., a California corporation ("Liviakis"). The original agreement was effective as of February 1, 2000. This agreement had a one (1) year term and expired January 31, 2001. Liviakis agrees to assist and consult with us on corporate finance matters and to represent us in investors communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to our current and proposed activities.

         In consideration for such services eAutoclaims.com-Delaware issued Liviakis 1,980,000 of its restricted common shares at $.01 per share. Each of these shares were converted on a one (1) to one (1) basis into our Common Stock in connection with the eAutoclaims.com merger. Liviakis instructed us to issue 201,900 of these shares to Jens Dalsgaard and 201,900 shares to Anthony D. Altavilla, each of who is a Liviakis employee. On September 18, 2000, this agreement was amended in two respects. First, the term of the agreement was modified to commence as of May 1, 2000 and ending February 28, 2001. Second, in addition to the 1,980,000 restricted common shares previously issued to Liviakis we agreed to issue an additional 39,000 restricted common shares as of August 24, 2000 in satisfaction of our previous obligation to issue Liviakis 3,000 shares per month during the term of this agreement. As of January 31, 2001, 35,408 common shares have been earned. All other terms and conditions of this agreement remained unchanged.

         As a result of the eAutoclaims.com merger, we assumed obligations under a Consulting Agreement with Jeffrey D. Dickson. This agreement was effective December 1, 1999 and is renewable on an annual basis. Mr. Dickson agreed to provide Mr. Seidel, our Chief Executive Officer, day-to-day advisory services concerning management, capitalization, corporate structure, organizational, industrial and regulatory issues. In addition, Mr. Dickson agreed to serve as our Chairman of the Board of Directors, as well as Chairman of our Audit and Compensation Committees.

         In consideration for these consulting services Mr. Dickson is entitled to an annual consulting fee of $84,500, payable every two (2) weeks. In addition, Mr. Dickson is entitled to a non-interest bearing $95,000 line of credit. As of October 30, 2000, approximately $10,000 is outstanding under this arrangement. All payments under the agreement with Mr. Dickson are made to First American AMO, of which Mr. Dickson is the founder and CEO.

         On September 8, 2000, we entered into a Business Consulting Agreement with Titan Group, LLC, a California limited liability company ("TTG"). This agreement has a term of one (1) year and expires September 7, 2001. TTG agrees to provide us business management, marketing consultation and advisory services to assist us in developing market awareness through introductions to brokers, dealers, institutional investors, investment bankers and financial newsletters. In consideration for these services, we paid TTG $10,000 and agreed to issue TTG 65,000 shares of our restricted Common Stock. At January 31, 2001, 26,000 common shares have been earned.

         On August 8, 2000, we entered into a Service Agreement with WE Securities, Inc. ("WE") to assist us in financial communications and investor relations. This agreement has a term of three (3) months. In consideration for these services, we agreed to issue WE 12,136 shares of our restricted Common Stock.

         In connection with the eAutoclaims.com merger, Thomson Kernaghan, as agent, agreed to cancel all of its stockholdings and interests in eAutoclaims.com. In addition, Thomson Kernaghan, as agent, agreed to cancel all outstanding warrants, loans, penalties and other rights such that Thomson Kernaghan, as agent, was the holder of 4,100,000 shares of our Common Stock contemporaneously with the eAutoclaims.com merger. In effect, Thomson Kernaghan, as agent, agreed to accept 4,100,000 shares in complete and total satisfaction of all obligations due from eAutoclaims.com and/or TPI as of the merger date. Dominium Capital Fund was entitled to 734,114 of these shares and Sovereign Partners, Ltd. was entitled to 965,005 of these shares. All of the entities which are entitled to the 4,100,000 shares of our Common Stock have entered into agreements not to exercise warrants, convert our Preferred Stock, or acquire additional shares of our Common Stock if such events would cause such entity to own greater than 9.9% of our Common Stock.

         Two executive officers of Thomson Kernaghan also are executive officers of the general partner of VC Advantage Limited Partnership ("VC Advantage"), and are executive officers of VMH International Ltd. ("VMH"), which is the general partner of CALP II Limited Partnership ("CALP II"). An executive officer of Thomson Kernaghan has signing authority for Fetu Holdings, Ltd. ("Fetu"). TK Holdings Ltd. ("TKH") is the parent of Thomson Kernaghan. Gregg Badger is an officer and Director of Thomson Kernaghan. Accordingly, Thomson Kernaghan, VC Advantage, CALP II, Fetu, TKH, VMH and Mr. Badger may be considered a group that beneficially owns all of the shares beneficially owned by any of them. Under an agreement with us, Thomson Kernaghan, VC Advantage, CALP II, Fetu, TKH, VMH and Mr. Badger agreed not to have the right the right or power, directly or indirectly, either alone or in concert with others, to (i) convert any security of ours into Common Stock, or (ii) exercise or exchange any security of ours for Common Stock, or (iii) exercise any other right or power to acquire Common Stock if, after having given effect to the exercise of that right or power, considered as a group, they shall be or shall be deemed to beneficially own (as defined in Rule 13d-3 under the Exchange Act) more than 9.9% of our then outstanding Common Stock.

         Subsequent to the eAutoclaims.com merger, Thomson Kernaghan, as agent, has facilitated the placement of $2,100,000 of our Series A Preferred Stock. Thomson Kernaghan, either directly or through entities it controls, is the holder of 503,763 shares of our Common Stock, and $1,050,000 of our Series A Preferred Stock, which is convertible into 1,400,000 shares of our Common Stock.

         Thomson Kernaghan, either directly or through entities it controls, is also the holder of warrants to acquire 310,000 shares of our Common Stock at exercise prices of $1.46 to $3.30, which were issued to the purchasers of our Preferred Stock. Thomson Kernaghan has been paid fees of $210,000 and is the holder of 188,165 Placement Agent Warrants at an exercise price of $4.50. All of these warrants have five (5) year term from the date of issuance. See "Market of the Registrants Securities and Related Stockholder Matters - Preferred Stock".

         These warrants and the shares of our Common Stock issuable upon exercise of these warrants have registration rights under the Securities Act. We are subject to certain penalties if this registration statement is not filed and declared effective within certain time frames.

         We have entered into employment agreements with Eric Seidel, our Chief Executive Officer, Randal K. Wright, our Chief Operating Officer, and Scott Moore, our Chief Financial Officer. For description of these employment agreements and related rights to our stock options, see "Executive Compensation
- Employment Contracts and Other Related Matters".

         Eric Seidel, our Chief Executive Officer was issued 400,000 shares of our Common Stock in connection with the eAutoclaims.com merger. Jeffrey E. Dickson, our Chairman of the Board of Directors, was issued 280,000 shares of our Common Stock as founder shares. Randal K. Wight was issued 256,000 shares of our Common Stock in connection with the Premier Express Services, Inc. merger.

         In August, 2000, we agreed to issue 50,000 shares of our Common Stock to Michael T. Cronin, Esq., who is a partner in the law firm, which serves as our corporate and securities counsel, in exchange for $100,000 of his services charged at normal hourly rates. All other charges incurred by us for other employees of his firm are paid in cash. At January 31, 2001, _______ common shares have been earned.

         In November 2000, we agreed to issue 35,000 shares to Couture & Company, which serves as an SEC filing consultant, in exchange for $80,150 of services charged at hourly rates. At January 31, 2001, ____ shares have been earned.

                                  UNDERWRITING

         Under the underwriting agreement, which is included as an exhibit to the registration statement relating to this prospectus, each of the underwriters named below, for which Dirks & Company is acting as representative, has agreed to purchase from us and the selling shareholders the respective number of Shares and warrants of our Common Stock shown opposite its name below:

------------------------ ------------------------- --------------------------
Underwriters             Number of Shares          Number of Warrants
------------------------ ------------------------- --------------------------

------------------------ ------------------------- --------------------------

------------------------ ------------------------- --------------------------
Total
------------------------ ------------------------- --------------------------

         The underwriting agreement provides that the underwriters' obligations to purchase shares of Common Stock and warrants depend on the satisfaction of the conditions contained in the underwriting agreement, and that if any of the shares of Common Stock are purchased by the underwriters under the underwriting agreement, then all of the shares of Common Stock and warrants that the underwriters have agreed to purchase under the underwriting agreement must be purchased. The conditions contained in the underwriting agreement include that:

     o the representations and warranties made by us to the underwriters in the underwriting agreement are true;

     o    there is no material change in the financial markets; and

     o    we deliver customary closing documents to the underwriters.

      The representatives had advised us that the underwriters propose to offer the Units directly to the public at the public price set forth on the cover page of this prospectus, and to selected dealers, who may include the underwriters, at such public offering price less a selling concession not in excess of $________ per share. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $_________ per share to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. The representatives are entitled to a ___% non-accountable expense allowance.

      The following table summarizes the underwriting discounts and commissions we and the selling shareholders will pay. The underwriting discounts and commissions are equal to the public offer price per Unit less the amount paid to us per share. The underwriting discounts and commissions are equal to ____% of the public offering price.

                                              Total
                             Per Share       Without         With Over-allotment
                                          Over-allotment
Underwriting discounts
 and commissions to be       $_______        $_______             $_______
 paid by us and the selling
 shareholders

         We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses but excluding underwriting discounts and commissions, will be approximately $450,000.

         We have granted to the underwriters an option to purchase up to an aggregate of 255,000 additional Units, exercisable solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise this option at any time, and from time to time, until 30 days after the date of the underwriting agreement. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional Units proportionate to that underwriter's initial commitment as indicated in the preceding table, and we will be obligated, under the over-allotment option to sell the Units to the underwriters.

         We have agreed that, without the prior written consent of Dirks & Company, we will not offer, sell or otherwise dispose of any shares of capital stock or any securities which may be converted into or exchanged for any shares of capital stock for a period of __ days from the date of this prospectus.

         The restrictions described in the foregoing paragraph do not apply to:

     o   the sale of Common Stock to the underwriters;

     o shares of Common Stock issued by us under employee benefit plans or upon the exercise of options issued under employee benefit plans; or

     o shares of Common Stock or other securities issued upon the exercise of currently outstanding options, warrants or rights.

         We and the selling shareholders have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act, liabilities arising from breaches of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

         Upon completion of this offering, we have agreed to issue to the underwriters a warrant to purchase one Unit for each ten (10) Units sold in this offering (the "Underwriter's Warrant'). The Underwriter's Warrant will be exercisable for a four-year period commencing one year after the effective date of this offering at an exercise price of $___ per Unit, subject to certain adjustments and is nontransferable for one year, except to certain officers and directors of the Underwriter and members of the selling group. The Underwriter's Warrant exercise price, which is equal to 110% of the initial public offering price per Unit offered hereby has been determined by negotiations between us and the Underwriter so as to be within the minimum price per Unit required by policies of the NASD and various state authorities. The Underwriter's Warrant exercise price and the number of Units covered by such warrant will be subject to adjustment in order to protect the holders thereof against dilution in certain events. In addition, we have granted the Underwriter certain demand registration rights with respect to the shares and Warrants underlying the Underwriter's Warrants.

         In addition, subject to the rules of the NASD, we have agreed to appoint Dirks & Company as warrant solicitation agent thirteen (13) months after the date of this Prospectus, for which it will be entitled to a five percent (5%) fee upon exercise of the Warrants contained in the Units solicited by the Underwriter. No solicitation fee shall be paid in connection with the exercise of Underwriter's Warrants or the Warrants included in the Underwriter's Warrants. In accordance with the NASD rules, no fee shall be paid: (i) upon the exercise where the market price of the underlying Common Stock is lower than the exercise price of the Warrants; (ii) for the exercise of Warrants held in any discretionary account; (iii) upon the exercise of the Warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise of the Warrants; or provided to customers both as part of the original offering and at the time of exercise of the Warrants; or (iv) upon exercise of Warrants in unsolicited transactions. Unless granted an exemption by the Commission from Rule 10b-6, the Underwriter and any soliciting broker-dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for the period from two (2) or nine (9) days, whichever is applicable, prior to any solicitation of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the underwriters and soliciting dealers-dealers may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the underwriters and soliciting broker-dealer may be unable to continue to provide a market for our securities during certain periods while the Warrants are exercisable. If the underwriters have engaged in any of the activities prohibited by Rule 10b-6 during the periods described above, the underwriters undertake to waive unconditionally its right to receive a commission on the exercise of such Warrants.

         Additionally, the Underwriting Agreement provides that the underwriters shall have the right to designate an observer to our Board of Directors for two
(2) years after the closing date of this offering.

         The underwriters may purchase and sell our securities stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the issuer in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the underwriters in the open market prior to the completion of the offering.

         The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

         Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that might otherwise exist in the open market. The transactions may be effected on the Nasdaq National Market, on the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

         Neither we, the selling shareholders nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither we, the selling shareholders nor any of the underwriters make any representation that the representatives will engage in such transactions or that any such transaction, once commenced, will not be discontinued without notice.

         Purchasers of the securities offered in this Prospectus may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover of this prospectus.

         The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares of Common Stock offered by them.

                                  LEGAL MATTERS

         The validity of the Common Stock and warrants to be issued in connection with this will be passed upon for us by Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida. Michael T. Cronin, a partner in the, currently owns 50,000 shares of our Common Stock. Additional legal matters in connection with the offering will be passed upon for the underwriters by Schifino & Fleischer, P.A., Tampa, Florida.

                                     EXPERTS

         The  financial  statements  included  in  this  prospectus  and  in the registration statement have been audited by Goldstein Golub Kessler, LLP., independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report, given upon the authority of Goldstein Golub Kessler, LLP, as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----

Independent Auditor's Report............................................. F - 2

Consolidated Financial Statements:

   Balance Sheets........................................................ F - 3
   Statements of Operations.............................................. F - 4
   Statements of Stockholders' Equity.................................... F - 5
   Statements of Cash Flows.............................................. F - 6
   Notes to Consolidated Financial Statements............................ F - 7

                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
eAutoclaims.com, Inc.


We have audited the accompanying consolidated balance sheet of eAutoclaims.com, Inc. and Subsidiaries as of July 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from December 7, 1999 (inception) to July 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eAutoclaims.com, Inc. and Subsidiaries as of July 31, 2000 and the results of their operations and their cash flows for the period from December 7, 1999 (inception) to July 31, 2000 in conformity with accounting principles generally accepted in the United States of America.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

October 13, 2000


                                                                             EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                                                                                        CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------------

                                                                                     July 31,            October 31,
                                                                                      2000                  2000
-------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                   (Unaudited)

Current Assets:
  Cash and cash equivalents                                                       $ 239,979              $ 243,952
  Accounts receivable, less allowance for doubtful accounts
    of $30,000 and $60,000, respectively                                            578,729                791,047
  Due from related parties                                                          182,684                131,618
  Prepaid expenses and other current assets                                          81,686                114,816
-------------------------------------------------------------------------------------------------------------------
         Total current assets                                                     1,083,078              1,281,433
Property and Equipment, net of accumulated depreciation
   of $55,731 and $87,040, respectively                                             285,212                361,680

Goodwill, net of accumulated amortization
    of $7,019 and $66,792, respectively                                           1,654,633              1,606,859

Other Assets                                                                         11,661                 13,840

Deferred Income Tax Asset, net of valuation
   allowance of $1,121,000 and $1,485,000, respectively                                   -                      -
-------------------------------------------------------------------------------------------------------------------
         Total Assets                                                           $ 3,034,584            $ 3,263,812
===================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                                          $ 778,265            $ 1,214,228
   Loans payable - stockholders                                                     218,365                231,145
-------------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                  996,630              1,445,373
Loans Payable - stockholders, net of current maturities                              66,635                 26,655
-------------------------------------------------------------------------------------------------------------------
         Total liabilities                                                        1,063,265              1,472,028
-------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies

Stockholders' Equity:
  Preferred stock to be issued                                                      500,000                      -
  Convertible preferred stock - $.001 par value; authorized 5,000,000 shares, issued and outstanding -0- and 260 shares, respectively,
   aggregate liquidation preference of $1,300,000                                         -                      1
  Common stock - $.001 par value; authorized 50,000,000 shares, issued
   and outstanding 10,790,367 and 11,158,096 shares, respectively                    10,790                 11,158
  Common stock to be issued                                                       1,320,000                 28,240
  Additional paid-in capital                                                      3,216,286              7,750,730
  Accumulated deficit                                                            (3,075,757)            (5,998,345)
-------------------------------------------------------------------------------------------------------------------
         Stockholders' equity                                                     1,971,319              1,791,784
-------------------------------------------------------------------------------------------------------------------
         Total Liabilities and Stockholders' Equity                             $ 3,034,584            $ 3,263,812
===================================================================================================================


See Notes to Consolidated Financial Statements

                                          EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                               Period from          Three-month
                                               December 7,          period ended
                                             1999 (inception)       October 31,
                                             to July 31, 2000           2000
--------------------------------------------------------------------------------
                                                                     (Unaudited)
Revenue:
  Collision repairs management                $ 1,141,087           $ 1,311,896
  Glass repairs                                         -               743,904
  Fleet repairs management                        483,846               234,924
  Other repairs and fees                          121,951               128,765
  Interest income, net of interest expense
   of $2,641 and -0-, respectively                  4,826                     -
--------------------------------------------------------------------------------
Total revenue                                   1,751,710             2,419,489
--------------------------------------------------------------------------------

Expenses:
  Claims processing charges                     1,471,509             1,969,964
  Selling, general and administrative           3,293,208             1,348,496
  Depreciation and amortization                    62,750                91,082
--------------------------------------------------------------------------------
Total expenses                                  4,827,467             3,409,542
--------------------------------------------------------------------------------
Net loss                                     $ (3,075,757)           $ (990,053)
================================================================================

Loss per common share - basic and diluted    $      (0.29)           $    (0.26)
================================================================================

Weighted-average number of common shares
 outstanding - basic and diluted               10,591,146            11,133,179
================================================================================

See Notes to Consolidated Financial Statements


                                                                                             EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                                                                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
Period  from  December  7,  1999  (inception)  to July  31,  2000  and the three-month period ended October 31, 2000 (unaudited)

                                                        Preferred                      Common    Additional
                                        Preferred Stock  Stock to     Common Stock    Stock to   Paid-in   Accumulated Stockholders'
                                         Shares Amount  Be Issued  Shares      Amount Be Issued  Capital     Deficit      Equity
------------------------------------------------------------------------------------------------------------------------------------
 Issuance of common stock to founders      -        -         -   7,500,000   $7,500           -    $61,430           -     $68,930
 Issuance of common stock for cash         -        -         -   2,850,000    2,850           -    987,150           -     990,000
 Issuance of common stock for services     -        -         -   1,980,000    1,980           -  1,978,020           -   1,980,000
 Recapitalization of common stock prior
  to reverse acquisition                   -        -         -  (6,350,000)  (6,350)          -      6,350           -           -
 Issuance of common stock in reverse
  acquisition                              -        -         -   4,810,367    4,810           -     (4,810)          -           -
 Shares of common stock to be issued
  resulting from acquisition               -        -         -           -        -  $1,320,000          -           -   1,320,000
 Shares of preferred stock to be issued    -        -  $500,000           -        -           -          -           -     500,000
 Issuance of compensatory stock options    -        -         -           -        -           -    188,146           -     188,146
 Net loss                                  -        -         -           -        -           -          - $(3,075,757) (3,075,757)
------------------------------------------------------------------------------------------------------------------------------------
Balance at July 31, 2000                   -        -   500,000  10,790,367   10,790   1,320,000  3,216,286  (3,075,757)  1,971,319
(unaudited)
 Issuance of common stock                  -        -         -     320,000      320  (1,320,000) 1,319,680           -           -
 Shares of common stock issued
  in acquisition                           -        -         -       2,372        2           -     11,998           -      12,000
 Issuance of common stock for services     -        -         -      45,357       46           -    126,161           -     126,207
 Shares of common stock to be
  issued for services                      -        -         -           -        -      28,240          -           -      28,240
 Issuance of preferred stock             260       $1  (500,000)          -        -           -  1,159,943           -     659,944
 Recognition of beneficial conversion
  feature of convertible preferred stock   -        -         -           -        -           -    758,395    (758,395)          -
 Proceeds from stock options               -        -         -           -        -           -        280           -         280
 Accrued dividend on preferred stock       -        -         -           -        -           -          -     (16,153)    (16,153)
 Fair value of warrants issued in
  connection with the preferred stock      -        -         -           -        -           -  1,157,987  (1,157,987)          -
 Net loss                                  -        -         -           -        -           -          -    (990,053)   (990,053)
------------------------------------------------------------------------------------------------------------------------------------
Balance at October 31, 2000 (unaudited)  260       $1         -  11,158,096  $11,158     $28,240 $7,750,730 $(5,998,345) $1,791,784
====================================================================================================================================

See Notes to Consolidated Financial Statements


                                           EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------
                                               Period from          Three-month
                                               December 7,          period ended
                                             1999 (inception)       October 31,
                                             to July 31, 2000           2000
----------------------------------------------------------------------------------
                                                                    (Unaudited)

Cash flows from operating activities:
  Net loss                                            $ (3,075,757)    $ (990,053)
  Adjustments to reconcile net loss to
   net cash used in operating activities:
    Depreciation and amortization                           62,750         91,082
    Common stock issued for services                     2,028,630         98,420
    Issuance of compensatory stock options                 188,146              -
    Common stock to be issued for services                       -         28,240
    Allowance for doubtful accounts                         30,000         30,000
    Changes in operating assets and liabilities:
      Increase in accounts receivable                     (397,535)      (242,318)
      Decrease in due from related parties                       -         51,066
      Increase in prepaid expenses
       and other current assets                           (187,829)       (33,130)
      Increase in other assets                                   -         (2,179)
      Increase in accounts payable
       and accrued expenses                                513,239        447,598
----------------------------------------------------------------------------------
             Net cash used in operating activities        (838,356)      (521,274)
----------------------------------------------------------------------------------

Cash flows from investing activities:
  Purchases of property and equipment                     (259,605)      (107,777)
  Acquisition of subsidiary, net of cash acquired         (172,360)             -
----------------------------------------------------------------------------------
             Net cash used in investing activities        (431,965)      (107,777)
----------------------------------------------------------------------------------

Cash flows from financing activities:
  Proceeds from stock options                                    -            280
  Proceeds from preferred stock to be issued               500,000              -
  Net proceeds from issuance of preferred stock                  -        659,944
  Principal payments on stockholder loans                        -        (27,200)
  Proceeds from issuance of common stock                 1,010,300              -
----------------------------------------------------------------------------------
             Net cash provided by financing activities   1,510,300        633,024
----------------------------------------------------------------------------------
Net increase in cash and cash equivalents                  239,979          3,973

Cash and cash equivalents at beginning of period                 -        239,979
----------------------------------------------------------------------------------

Cash and cash equivalents at end of period            $    239,979     $  243,952
==================================================================================



Supplemental disclosure of cash flow information:

  Cash paid during the period for interest            $      2,641     $    2,394
==================================================================================


Supplemental schedule of noncash investing and financing activities:

  Common stock to be issued in
   connection with the acquisition of a subsidiary    $  1,320,000     $        -
==================================================================================
  Loans to stockholders in connection with
   the acquisition of a subsidiary                    $    130,000     $        -
==================================================================================


See Notes to Consolidated Financial Statements

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

1.  THE BUSINESS AND BASIS OF PRESENTATION:

On May 25, 2000, Transformation Processing, Inc. ("TPI") acquired all of the outstanding common stock of eAutoclaims.com, Inc., ("Nevada") a Nevada corporation. For accounting purposes, the acquisition has been treated as a recapitalization of Nevada with Nevada as the acquirer (the "Reverse Acquisition"). Nevada merged into TPI and TPI changed its name to eAutoclaims.com, Inc. (the "Company"). The historical financial statements prior to May 25, 2000 are those of Nevada. Accordingly, pro forma information is not presented.

The Company adopted the fiscal year end of TPI. There was no significant activity during the period from December 7, 1999 through December 31, 1999.

The Company was incorporated in 1999 as a business-to-business e-commerce company that utilizes the Internet to streamline and lower the overall costs of automotive repair paid by insurance companies. The Company is establishing itself as an Application Service Provider ("ASP") for the automobile insurance industry and the corporate fleet management industry, providing a seamless back-end infrastructure that links thousands of collision repair shops and support facilities. The Company provides a proprietary, cost-effective and highly advanced Bricks-to-Clicks(TM) Internet Claims Application & eAutoFleet(R) for the processing and ultimate repair of damaged vehicles filed as insured automobile claims. The Company generates revenue from administrative fees and discounts earned by processing collision work through this proprietary system.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Premier Express Claims, Inc. ("Premier") and SalvageConection.com, Inc. ("Salvage"). The consolidated financial statements for the fiscal year ended July 31, 2000 include the results of Premier from July 20, 2000 (date of acquisition) to July 31, 2000. The consolidated financial statements for the three-month period ended October 31, 2000 include the results of Premier for the entire period and the results of Salvage from August 1, 2000 (date of acquisition) to October 31, 2000. All intracompany accounts and transactions have been eliminated.

The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

For purposes of the statement of cash flows, cash equivalents consist of money market accounts.

Revenue is recognized as services are provided and collection is probable. During the fiscal year ended July 31, 2000 and the three-month period ended October 31, 2000, most of the Company's consolidated revenue was derived from automobile insurance companies.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

Property and equipment are stated at cost. Additions and improvements to property and equipment are capitalized. Maintenance and repairs are expensed as incurred. When property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

The Company identifies and records impairment on long-lived assets, including goodwill, when events and circumstances indicate that such assets have been impaired. The Company periodically evaluates the recoverability of its long-lived assets based on expected undiscounted cash flows, and recognizes impairment, if any, based on expected discounted cash flows. At July 31, 2000 and October 31, 2000, no such impairment existed.

Goodwill is amortized using the straight-line method over 7 years (see Note 3). At each balance sheet date, the Company evaluates the period of amortization of intangible assets. The factors used in evaluating the period of amortization include: (i) current operating results, (ii) projected future operating results, and (iii) any other material factors that affect the continuity of the business.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic loss per common share ("EPS") is computed as net loss divided by the weighted-average number of common shares outstanding during the period. Potential common stock has been excluded from the computation of diluted net loss per share as their inclusion would be antidilutive.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

The consolidated financial statements as of October 31, 2000 and for the three months ended October 31, 2000 are unaudited, however, in the opinion of management, these consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, considered necessary for fair presentation of the Company's consolidated financial position, operating results and cash flows. Results of the interim period are not necessarily indicative of results of the entire year.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.


3.  ACQUISITIONS:

On July 20, 2000, the Company acquired the outstanding shares of Premier for $200,000 in cash, 320,000 shares of the Company's common stock, and $130,000 in promissory notes, payable within 60 days.

Premier is an administrative claims processing company that provides third party administrative processing and recovery services to insurance companies located throughout the United States.

The acquisition has been treated as a purchase for accounting purposes with the purchase price allocated to the assets acquired and liabilities assumed based on a preliminary determination of estimated fair values at the date of acquisition. Such fair values were determined based on appraisals and other estimates. The Company acquired assets with a fair value of approximately $506,000 and assumed liabilities of approximately $518,000. The excess of cost over fair value of the assets acquired (goodwill) amounted to approximately $1,662,000. The following summarized pro forma consolidated statement of operations (unaudited) assumes the acquisition of Premier as if it occurred on December 7, 1999 (inception).


         Revenue                                          $       3,866,899
         ===================================================================

         Net loss                                         $      (3,118,627)
         ===================================================================

         Loss per common share - basic and diluted        $            (.29)
         ===================================================================

         Weighted-average number of shares outstanding           10,895,012
         ===================================================================

This pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results had the acquisition been consummated as of the assumed date, nor is it necessarily indicative of future operating results.

On August 1, 2000, the Company acquired the outstanding shares of Salvage for the issuance of 2,372 shares of restricted common stock. These shares were valued at the fair market value at the date of issuance that totaled $12,000. Salvage is an Internet-based procurement network for recycled and remanufactured automobile parts. Salvage was incorporated in December 1999 had no significant assets and liabilities and has not had any substantial operations since incorporation. The acquisition has been accounted for as a purchase with the entire consideration recorded as goodwill, to be amortized over 7 years.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

4.  PROPERTY AND EQUIPMENT:

Property and equipment at cost, consists of the following:

                                   July 31,         October 31,
                                     2000              2000
                                    ------            ------
                                                                     Estimated
                                                                    Useful Life
--------------------------------------------------------------------------------

Computer software                   $  61,762      $  63,619            3 years
Office equipment                      244,422        339,578            3 years
Furniture and fixtures                 34,759         45,523           10 years
--------------------------------------------------------------------------------
                                      340,943        448,720
Less accumulated depreciation          55,731         87,040
--------------------------------------------------------------------------------
                                    $ 285,212      $ 361,680
================================================================================

5.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consists of the following:

                                                  July 31,        October 31,
                                                   2000              2000
                                                  ------            ------

Accounts payable                                  $593,664         $1,097,555
Accrued payroll and vacation wages                 184,601            116,673
-----------------------------------------------------------------------------
                                                  $778,265         $1,214,228
=============================================================================


6.  LOANS PAYABLE - STOCKHOLDERS:

In conjunction with the acquisition of Premier, the Company is now obligated to repay two loans to two stockholders, who were former stockholders of Premier, aggregating $130,000. The loans are due in August 2000 and October 2000 and are noninterest-bearing. One stockholder has the right to receive shares of the Company's common stock as payment based on the market value of the Company's common stock at maturity. The fair value of the loans approximates the carrying amount due to the short-term nature of the loans.

The Company has two loans outstanding to a stockholder aggregating $155,000. The loans bear interest at the rate of 12% per annum and are due in January 2002. The loan agreements require payments of interest only through January 2001 and then monthly payments of principal and interest until maturity. The fair value of the loans approximates their carrying amount based on rates available to the Company for similar loans.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)


Aggregate maturities of long-term debt are as follows:

Nine-month period ending July 31, 2001                        $191,165
Year ending July 31, 2002                                       66,635
-----------------------------------------------------------------------
                                                              $257,800
=======================================================================

7.  COMMITMENTS AND CONTINGENCIES:

The Company has a three-year employment agreement with its president and chief executive officer. This three-year employment agreement effective February 1, 2000 provides for aggregate annual base salary ranging from $135,200 to $180,000. In addition, the president and chief executive officer is entitled to a bonus of not less than 5% of the Company's pretax profits. This bonus can be paid in cash or with shares of the Company's common stock at a discount from its market value. For the year ended July 31, 2000, and the three-month period ended October 31, 2000, there were no additional amounts due under this agreement.

In addition, the Company has three-year employment agreements with four other executives that expire between February 2003 and September 2003. The agreements provide for aggregate annual base salaries ranging from $425,000 to $485,000 per annum.

The Company leases office facilities and automobiles under noncancelable operating leases expiring on various dates through 2004. The office facilities leases contain escalation clauses relating to operating expenses and real estate taxes. Rent expenses under the operating leases for the period from December 7, 1999 to July 31, 2000 and the three-month period ended October 31, 2000 totaled approximately $40,000 and $38,000 respectively. Approximate minimum future payments under these leases are payable as follows:

Nine-month period ending July 31, 2001                           $157,000
Year ending July 31,
         2002                                                     227,000
         2003                                                     227,000
         2004                                                      82,000
--------------------------------------------------------------------------
                                                                 $693,000
==========================================================================

8.  PER SHARE CALCULATIONS:

Basic loss per share is computed as net loss divided by the weighted-average number of common shares outstanding for the period from December 7, 1999 to July 31, 2000 and the three-month period ended October 31, 2000. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock-based compensation including stock options, restricted stock awards, warrants and other convertible securities. Potential common shares

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

have not been included in diluted loss per share since the effect would be anti-dilutive. The calculation of basic and diluted loss per common share for the period from December 7, 1999 to July 31, 2000 and the three-month period ended October 31, 2000 is as follows:



                                                         Period from                  Three-month
                                                December 7, 1999 (Inception)         period ended
                                                      to July 31, 2000             October 31, 2000
                                                      ----------------             ----------------

Net loss                                                 $(3,075,757)                 $   (990,053)

Less: Preferred stock dividends                                   -0-                      (16,153)
      Deduction related to Series A
       convertible preferred stock                                -0-                   (1,916,382)
---------------------------------------------------------------------------------------------------
Net loss applicable to common stock                      $(3,075,757)                 $ (2,922,588)
===================================================================================================

Basic and diluted:

Weighted average number of
 common shares outstanding                                10,591,146                    11,133,179
===================================================================================================

Basic and diluted loss
 per common share                                        $     (0.29)                  $     (0.26)
===================================================================================================


9.  STOCKHOLDERS' EQUITY:

The Company is authorized to issue 5,000,000 shares of $.001 par value preferred stock. The board of directors has designated 500 shares as Series A Convertible Preferred Stock, with a liquidation preference of $5,000 per share. Each share of preferred stock is convertible into a number of shares of common stock. The number of common shares to be issued is derived by taking the purchase price of $5,000 per share and dividing by the lesser of 120% of the closing bid price for the common stock on the trading day immediately prior to the date of issuance of the preferred shares being converted or 75% of the average of the closing bid prices for the common stock for the 3 lowest trading days out of the 20 consecutive trading days immediately preceding the date of conversion. Dividends are payable at the rate of 8% of the aggregate liquidation preference amount per annum and are cumulative. As of July 31, 2000, the Company had not issued any shares of preferred stock but had received $500,000 in cash toward shares of preferred stock. During the three-month period ended October 31, 2000, the Company received an additional $659,944 in cash net of $140,056 of offering costs and issued a total of 260 shares of preferred stock.

In connection with the issuance of convertible preferred stock, the Company issued warrants to purchase 463,922 shares of common stock, 73,922 to the agent exercisable at a price of $4.50 per share and 390,000 to the purchasers exercisable at prices of $3.00 and $3.33 per share. The warrants are exercisable

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

upon issuance, and expire in five years. The fair value of $1,157,987 attributable to the warrants has been treated as a cost associated with the issuance of the convertible preferred stock, and has been recorded as an increase to accumulated deficit and an increase in the net loss available to common shareholders for the three-month period ended October 31, 2000.

On the date of issuance of the convertible preferred stock, a beneficial conversion feature of the convertible stock existed represented by the intrinsic value of that feature. That amount is calculated as the difference between the conversion price and the fair value of the common stock into which the preferred stock is convertible, multiplied by the number of shares into which the preferred stock is convertible. This amount has been recorded as an increase to accumulated deficit and an increase in the net loss available to common shareholders for the three-month period ended October 31, 2000. The aggregate amount attributable to the beneficial conversion feature is $618,339.

During the period from December 7, 1999 (inception) to July 31, 2000 the Company issued 7,500,000 shares of common stock to its founders for $500 in cash and $68,430 in services.

During the period from December 7, 1999 (inception) to July 31, 2000 the Company issued 2,850,000 shares of common stock for $1,100,000. Costs of $110,000 were incurred related to this issuance.

The Company issued 1,980,000 shares of common stock to a consultant for $19,800. The market price of the Company's common stock at the time of issuance was $1.00 per share. Accordingly, during the period from December 7, 1999 (inception) to July 31, 2000 the Company recorded a charge to operations for $1,960,200 related to this issuance.

In connection with the Company's Reverse Acquisition in April 2000, the outstanding shares of the Company were recapitalized. As a result, 6,350,000 shares of common stock were canceled. Immediately prior to the Reverse Acquisition there were 5,980,000 shares of common stock outstanding.

The Company issued options to purchase common stock to employees at prices below the fair market value of the Company's common stock at the time of issuance. Accordingly, during the period from December 7, 1999 (inception) to July 31, 2000 the Company recorded a charge to operations of $188,146 related to these issuances.

During the three-month period ended October 31, 2000, the Company issued 2,372 shares of restricted common stock on the acquisition of Salvage. These shares were valued at the fair market value at the date of issuance that totaled $12,000.

During the three-month period ended October 31, 2000, the Company entered into agreements with three consultants to provide services to the Company. These consultants will receive cash and approximately 116,000 shares of the Company's common stock for these services. The Company will record a charge to operations when the services are performed based on the fair market value of the shares of common stock at the time of issuance. During the three-month period ended October 31, 2000, approximately $98,000 was charged to operations as a result of these agreements. At October 31, 2000, 45,357 common shares have been earned.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

During the three-month period ended October 31, 2000, the Company agreed to issue 50,000 shares of common stock in exchange for $100,000 of legal services. As of October 31, 2000, $28,240 in legal services has been invoiced. At October 31, 2000, 14,120 common shares have been earned.

During the three-month period ended October 31, 2000, the Company issued options to employees to purchase 187,000 shares of common stock. The exercise prices of the options are equal to or greater than the fair market value of the Company's common stock on the date of each grant.

In December 2000, the Company issued 60 shares of preferred stock for $270,000 in cash that was net of $30,000 of offering costs. In connection with the issuance of the preferred stock, warrants to purchase 128,023 shares of common stock of the Company were issued. These warrants are exercisable at prices ranging from $1.4625 to $4.50 per share, are exercisable upon issuance, and expire in five years.

In January and February 2001, the Company received $450,000 in cash that was net of $50,000 of offering costs for which it will issue 100 shares of preferred stock. In connection with the issuance of the preferred stock, warrants to purchase 226,220 shares of common stock of the Company were issued. These warrants are exercisable at prices ranging from $2.60 to $4.50 per share, are exercisable upon issuance, and expire in five years.


10.  STOCK OPTIONS AND STOCK WARRANTS:

The Company has an incentive stock option plan under which options to purchase shares of common stock may be granted to certain key employees. The exercise price is based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options.

A summary of the status of the Company's options as of July 31, 2000 and October 31, 2000, and changes during the period from December 7, 2000 (inception) to July 31, 2000 and the three-month period ended October 31, 2000 is presented below:


                                                      July 31, 2000                  October 31, 2000
                                                     ---------------                ------------------
                                                                 Weighted-                       Weighted-
                                                                  Average                         Average
                                                  Number         Exercise          Number        Exercise
                                                 of Shares         Price          of Shares        Price
---------------------------------------------------------------------------------------------------------
Balance at beginning of period                           -              -          719,500         $2.68
Granted                                            720,500          $2.68          187,000          2.54
Canceled                                            (1,000)          3.00          (1,000)          3.00
---------------------------------------------------------------------------------------------------------
        Outstanding at end of period               719,500          $2.68          905,500         $2.65
=========================================================================================================

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

Options exercisable at end of period               569,831         $2.67          578,832         $2.67
=========================================================================================================

Weighted-average fair value of options
 granted during the period                             $1,531,160                     $  433,667
=========================================================================================================


The following table summarizes information about fixed stock options outstanding at October 31, 2000:


                                   Options Outstanding                     Options Exercisable
                                   -------------------                     -------------------
                                        Weighted-
                                         average        Weighted-                     Weighted-
                                        Remaining        average                       average
   Range of               Number       Contractual      Exercise        Number        Exercise
Exercise Prices         Outstanding       Life            Price       Exercisable       Price
----------------------------------------------------------------------------------------------
$2.00                     479,000          4.56          $2.00           425,666        $2.00
$2.38                      85,000          4.83           2.38                 -            -
$2.68                     102,000          4.79           2.68                 -            -
$3.00                      94,000          4.48           3.00            37,003         3.00
$3.37                      41,500          4.72           3.37            12,163         3.37
$5.06                     100,000          4.64           5.06           100,000         5.06
$6.75                       2,000          9.09           6.75             2,000         6.75
$12.50                      2,000          7.55          12.50             2,000        12.50
----------------------------------------------------------------------------------------------
$2.00 - $12.50            905,500                        $2.65           578,832        $2.67
=============================================================================================


The Company has elected to apply APB Opinion No. 25 and related interpretations in accounting for its stock options and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss per common share for the period from December 7, 1999 (inception) to July 31, 2000 and for the three-month period ended October 31, 2000 would have been as follows:


                                                         Period from                Three-month
                                                December 7, 1999 (Inception)       period ended
                                                      to July 31, 2000           October 31, 2000
                                                      ----------------           ----------------

Net loss applicable to common stock:
  As reported                                            $(3,075,757)              $ (2,922,588)
===================================================================================================
  Pro forma                                              $(4,417,312)              $ (3,356,255)
===================================================================================================

Loss per common share - basic and diluted:
  As reported                                            $      (.29)              $       (.26)
===================================================================================================
  Pro forma                                              $      (.42)              $       (.30)
===================================================================================================

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the period ended July 31, 2000 and October 31, 2000 respectively. The assumptions were risk-free interest rate of 6.50%, dividend yield of 0%, volatility factor of the expected market price of the Company's common stock of 200%, and an expected life of the option of five years.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

In December 2000, the Company's Board of Directors (the "Board") established specific performance goals and criteria for the issuance of any options. Subject to the criteria described below, the Board authorized the issuance of options to acquire up to 2,000,000 shares of common stock.

Options to acquire 450,000 shares of common stock were immediately available to be awarded on December 4, 2000 at an exercise price of $1.22. These options have a three-year vesting provision. Options to purchase 408,750 shares of common stock were awarded. Options to acquire 450,000 shares of common stock are issuable subject to the Company meeting certain criteria which are summarized as follows:

(a)  20% after the Company exceeds monthly revenues of $1,600,000;
(b) 20% after monthly net earnings (loss) before non cash expenses improve by $60,000 from the prior month;
(c) 20% after the Company achieves a 5.5 day average turnaround time on processing claims;
(d)  20% after the  Company  grows its  network by 300  Digital or CompEst  Sold
     Shops;
(e) 20% after a monthly customer index service rating of excellent or 100% of the balance, to the extent the Company reaches profitability for any month before the end of the third quarter of fiscal year ending 2001.

To date, the Company has met four of these goals. Therefore, 80% of the options to acquire 450,000 shares, or additional options to acquire 360,000 shares were available to be awarded. Options to purchase 331,400 shares of common stock were awarded. The exercise prices for these options are $1.01 to $2.00 per share.

Options to acquire an additional 1,100,000 shares of common stock are available for issuance subject to the Company obtaining certain performance criteria which are summarized as follows:

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

- options to acquire 350,000 shares of common stock may be issued if the Company raises at least $5,000,000 in new equity capital from sources not affiliated with Thomas Kernaghan prior to December 31, 2003;
- options to acquire an additional 350,000 shares of common stock may be issued if the Company's common stock has an average trading price of $5.00 or greater in fiscal year 2002;
- options to acquire an additional 200,000 shares of common stock may be issued if the Company meets or exceeds its budgeted EBITDA targets in the current fiscal year; and
- options to acquire an additional 200,000 shares of common stock may be issued if the Company meets or exceeds its budgeted EBITDA in fiscal year ending 2002.

All of these options would be subject to vesting and would be exercised at the current market price of the Company's common stock as of the date of issuance. The Company has the right to increase the total amount of options, which may be issued so long as total outstanding options do not exceed 15% of the number of the Company's fully-diluted outstanding shares of common stock. Furthermore, in lieu of paying cash bonuses, the employees may be issued shares of the Company's common stock at the then fair market value in an amount not to exceed 50% of that employee's base salary.

On December 14, 2000, the Company agreed to issue to each of its outside directors options to acquire 10,000 shares of common stock at an exercise price of $.90 per share. These options are forfeitable if the director does not attend, either in person or by telephone, at least 75% of directors' meetings over the twelve months from the issuance date of these options.

In November 2000, one of the Company's directors was awarded an additional option to acquire 50,000 shares of common stock at an exercise price of $1.31 per share.

The Company's outstanding options will immediately vest in the event of a change in control of the Company.

11.  INCOME TAXES:

As of July 31, and October 31, 2000, the Company had deferred tax assets of approximately $1,121,000 and $1,485,000, respectively, resulting from net operating loss carryforwards of approximately $2,606,000 which are available to offset future taxable income, if any, through 2022. As utilization of the net operating loss carryforwards is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance.

As of July 31, and October 31, 2000, the components of the net deferred tax asset are as follows:

                                             July 31,           October 31,
                                               2000                2000
                                              ------              ------
Deferred tax assets:
  Net operating loss carryforward         $ 1,121,000         $ 1,485,000
  Valuation allowance                      (1,121,000)         (1,485,000)
---------------------------------------------------------------------------
        Net deferred tax                  $       - 0 -       $        -0-
===========================================================================

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

The reconciliation of the effective income tax rate to the federal statutory rate for the year ended July 31, 2000 and the three-month period ended October 31, 2000 is as follows:

                                    Period from                Three-month
                             December 7, 1999 (Inception)      period ended
                                 to July 31, 2000            October 31, 2000
                                 ----------------            ----------------

Federal income tax rate               (34.0)%                     (34.0)%
Valuation allowance on net
 operating carryforwards               34.0                        34.0
------------------------------------------------------------------------------
        Effective income tax rate     - 0 - %                      -0-%
==============================================================================

The Company and its subsidiaries will file consolidated federal income tax returns.


12.  MAJOR CUSTOMERS:

During the period from December 7, 1999 (inception) to July 31, 2000 revenue from three customers amounted to approximately 24%, 18% and 17% of total revenue, respectively. During the three-month period ended October 31, 2000 revenue from two customers amounted to approximately 36% and 18% of total revenue, respectively.


13.  RELATED PARTY TRANSACTIONS:

The Company shared an operating facility and certain personnel with a corporation whose chairman is also the chairman of the board of the Company. The Company also paid certain expenses on behalf of this corporation. Amounts allocated and paid on behalf of this corporation amounted to $116,320 and $2,494 during the period from December 7, 1999 (inception) to July 31, 2000 and for the three-month period ended October 31, 2000 respectively and was based on the amount of space and personnel time devoted to this corporation plus the actual expenses paid on behalf of this corporation. The amounts to be repaid to the Company, $116,320 and $118,814 at July 31, 2000 and October 31, 2000
respectively, are included in due from related parties on the accompanying balance sheets.

In addition, the Company advanced $125,000 to another related corporation whose chairman is also the chairman of the board of the Company. This corporation has a consulting agreement with the Company requiring payments every other week amounting to $3,250 for consulting services which include management advisory services, capitalization, corporation structure, organizational, industrial and regulatory issues. In lieu of payment, the Company is reducing the advance for amounts due under the consulting agreement. At July 31, 2000 and October 31, 2000, the remaining advances were $63,602 and $3,250 respectively, and are included in due from related parties on the accompanying balance sheets.

Also,   the   chairman   of  the  Board  of  the   Company  is   entitled  to  a
noninterest-bearing line of credit. At July 31, 2000 and October 31, 2000, $2,762 and $9,554 respectively, had been advanced under the line of credit and are included in due from related parties on the accompanying balance sheets.

                     EAUTOCLAIMS.COM, INC. AND SUBSIDIARIES

                (INFORMATION PERTAINING TO THE THREE-MONTH PERIOD
                      ENDED OCTOBER 31, 2000 IS UNAUDITED)

14.  LITIGATION:

The Company is subject to a number of lawsuits and claims arising out of the conduct of its business. Management believes that the probable resolution of such matters will not materially affect the financial position, results of operations or cash flows of the Company.

In July 2000, EAUTO, Inc., a Texas corporation, asserted that the Company's use of its EAUTOCLAIMS.COM mark and website violated its federally registered EAUTO service mark. The Company denied this assertion since the marks are different, the services offered by the Company are different than those offered by EAUTO, Inc., and there is no likelihood of confusion among relevant consumers. When EAUTO, Inc. refused to withdraw its assertions of trademark infringement, the Company filed a lawsuit styled EAUTOCLAIMS.COM, Inc. v. EAUTO, L.L.C., Case No. 8:00CV-1855-T-26B, in the United States District Court for the Middle District of Florida, Tampa Division seeking a judicial declaration that the Company's use of its EAUTOCLAIMS.COM mark and website are lawful.
EAUTO, L.L.C. has yet to respond to this lawsuit.


15.  ADDITIONAL INFORMATION:

The Company's records and the records of its transfer agent differ with respect to the number of outstanding shares of the Company's common stock. According to the transfer agent, the number of shares of common stock outstanding is approximately 31,500 shares greater than the 10,790,367 and 11,158,096 indicated by the Company's records at July 31, 2000 and October 31, 2000 respectively. The Company believes that its records are correct and is in the process of resolving this difference. The number of shares outstanding reflected in the Company's financial statements does not include these shares or any adjustment which might be necessary to resolve this difference.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

         TABLE OF CONTENTS
                                                Page
Prospectus Summary                              ____
The Offering                                    ____
Summary Financial Data                          ____
Summary Financial Information                   ____
Where to Learn More About
eAutoclaims.com                                 ____
Cautionary Notice Regarding
Forward-Looking Statements                      ____
Risk Factors                                    ____
Use of Proceeds                                 ____
Dividend Policy                                 ____
Capitalization                                  ____
Summary Financial Information                   ____
Management's Discussion and
Analysis of Financial Conditions
and Results of Operations                       ____
Business                                        ____
Management                                      ____
Principal and Selling Shareholders              ____
Description of Securities                       ____
Shares Eligible for Future Sale                 ____
Certain Relationships and
Related Transactions                            ____
Underwriting                                    ____
Legal Matters                                   ____
Experts                                         ____
Financial Statements                            ____

Until _______, 2001, all dealers that effect transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions
                              eAUTOCLAIMS.COM, INC.









                                ----------------

                                   PROSPECTUS
                                ----------------













                                ----------------


                               _____________, 2001

               ALTERNATE PAGES FOR SELLING SHAREHOLDERS PROSPECTUS

                 SUBJECT TO COMPLETION, DATED FEBRUARY ___, 2001

                                   PROSPECTUS

                                3,618,165 Shares

                              eAUTOCLAIMS.COM, INC.

                                  Common Stock

This prospectus relates to a maximum of 3,618,165 shares of our Common Stock. Of these shares,

     _ 2,800,000 shares are issuable upon conversion of our Series A Preferred Stock;

     _ 630,000 shares are issuable pursuant to warrants issued to purchasers of our Series A Preferred Stock; and

     _ 188,165 shares are issuable pursuant to warrants issued to Thomson Kernaghan in connection with the placement of our Series A Preferred Stock.

         Subject to certain lock-up restrictions, the selling shareholders named in this prospectus may offer and sell these shares at any time. They may offer their shares through public or private transactions, at prevailing market prices, or at privately negotiated prices. The selling shareholders may include pledgees, donees, transferees, or other successors in interest. We will provide specific terms of any offerings made under this prospectus in prospectus supplements, if necessary.

         We will not receive any of the proceeds from the sale of the common shares underlying the conversion of our Series A Preferred Stock although we will receive the proceeds from the sale of our Common Stock upon exercise of the warrants issued in connection with issuance of our Series A Preferred Stock. The total proceeds to the Company from the sale of our Common Stock upon exercise of warrants, if exercised in full on a cash basis, would be a maximum of $x,xxx,xxx. However, we will bear the costs relating to the registration of the shares of Common Stock, estimated to be approximately $xxx,000.

         Our Common Stock is included for quotation on the OTC Electronic Bulletin Board under the symbol EACC. The closing bid price of the Common Stock as quoted on the OTC Electronic Bulletin Board on __________, 2001 was $______ per share. The selling shareholders will pay all sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares through this prospectus.

            INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE __.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY eAUTOCLAIMS.COM, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING SHAREHOLDERS CANNOT SELL THEIR SHARES UNTIL THAT REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SHARES OR THE SOLICITATION OF AN OFFER TO BUY THE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                The date of this Prospectus is ____________, 2001

                            SELLING SECURITY HOLDERS


         Except as otherwise indicated, the following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 31, 2000 by the selling security holders who are offering securities pursuant to this prospectus. Unless otherwise indicated, beneficial ownership includes shares for which an individual, directly or indirectly, has or shares, voting or investment power or both. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. None of the selling security holders has been an officer, or held any other material relationship with us within the last three years. Other than proceeds from the sale of our Common Stock from the exercise of our warrants, we will receive no proceeds from the sale of these shares.


-------------------------------- -------------------------------------- --------------- -----------------------------
                                 Before the Offering                                    After the Offering(2)
-------------------------------- -------------------------------------- --------------- -----------------------------
  Name of Beneficial Owner       Number               Percent of Class  Securities to   Number            Percent
                                 Beneficially                           Be Sold in      Beneficially     of Class
                                 Owned (1)                              Offering        Owned
-------------------------------- ------------------- ------------------ --------------- ---------------- ------------
Thomson Kernaghan (2)              188,165             1.6%
CALP II LP (3)                     470,517             4.0%
Fetu Holdings, Ltd.                230,746             2.0%
VC Advantage, Ltd.                  29,784               *
VC Advantage (Bermuda)              32,716               *
VMH Management                      25,000               *
Gregg Badger                        25,000               *
Governor's Road LLC (3)            310,000             2.7%
Rearden Trust                      200,000             1.8%
Dominion Capital Corp.             220,988             2.0%
Hammock Group Ltd.                 200,000             1.8%
Livingstone Group Ltd.              14,566               *
Southshore Ltd.                    200,000             1.8%
Sovereign Partners Ltd.            933,375             8.2%
-------------------------------- ------------------- ------------------ --------------- ---------------- ------------

*        Less than 1%.
---------------------

         (1)      Includes  shares  underlying  warrants  to acquire  our Common
                  Stock issued to the selling security holders in connection with the issuance of our Series A Preferred Stock.

         (2) Represents warrants issued to Thomas Kernaghan, as agent, in connection with the issuance of our Series A Preferred Stock at an exercise price of $4.50.

         (3) Excludes up to 2,800,000 shares of our Common Stock underlying the conversion rights of our Series A Preferred Stock at a conversion price of $.75, which are owned equally by these shareholders.

                              PLAN OF DISTRIBUTION


         Subject to certain lock-up restrictions, the selling security holders are free to offer and sell their Common Stock at such times, in such manner and at such prices as they may determine. The types of transactions in which the Common Stock is sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of Common Stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The selling security holders do not have underwriters or coordinating brokers acting in connection with the proposed sale of the Common Stock.

         The selling security holders may effect such transactions by selling Common Stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commission from the selling security holders. They may also receive compensation from the purchasers of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Each selling security holder is, and any broker-dealer that acts in connection with the sale of Common Stock may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the Common Stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

         When used in this prospectus, "selling security holders" includes donees and pledgees selling shares received from the named selling security holders after the date of this prospectus.

         The Common Stock may be sold in:

     --   a block trade, where a broker or dealer will try to sell the
                  Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     -- transactions where a broker or dealer acts as principal and resells the Common Stock for its account pursuant to this prospectus;

     -- an exchange distribution in accordance with the rules of such exchange; and

     -- ordinary brokerage transactions and transactions in which the broker solicits purchases.

         The Common Stock may also be sold through short sales of shares, put or call option transactions, loans or pledges of the shares, hedging or similar transactions, or a combination of such methods. The selling security holders may or may not involve brokers or dealers in any of these transactions. In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders may, from time to time, authorize underwriters acting as their agent to offer and sell the Common Stock upon such terms and conditions as shall be set forth in a prospectus supplement. Underwriters, brokers or dealers will receive commissions or discounts from the selling security holders in amounts to be negotiated immediately prior to sale. Offers and sales may also be made directly by the selling security holders, or other bona fide owners of the Common Stock, so long as an applicable exemption from state broker-dealer registration requirements is available in the jurisdiction of sale. The selling security holders, underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales, and any discounts and commissions received by them and any profit realized by them on the resale of the Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act.

         All or any portion of the shares of Common Stock covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         There is no assurance that the selling security holders will offer for sale or sell any or all of the shares of Common Stock covered by this prospectus.

         Because the selling security holders are "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to prospectus delivery requirements.

         We have informed the selling security holders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and have provided the selling security holders with a copy of such rules and regulations.

         The selling security holders also may resell all or a portion of the Common Stock in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 25. Other Expenses of Issuance and Distribution
         -------------------------------------------

                  The following table sets forth the expenses, other than the underwriting discounts and commissions, paid or payable by the Registrant in connection with the distribution of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

  Securities and Exchange Commission registration fee                 $  10,000*
  Accounting fees and expenses                                        $ 150,000*
  Legal fees and expenses                                             $ 175,000*
  Printing and engraving expenses                                     $  60,000*
  Blue Sky fees and expenses (including legal fees)                   $  55,000*
                                                                      ----------
    TOTAL                                                             $ 450,000
                                                                      ==========

         *Estimated

Item 14. Indemnification of Directors and Officers.
         -----------------------------------------

                  Limitation of Liability and Indemnification matters

                  The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Nevada law. Nevada law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

                  This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

                  The Nevada Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Nevada Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the
Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.

                  The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

                  The Registrant's predecessor limited liability company had liability insurance for its management committee members and officers and the Registrant intends to obtain directors' and officers' liability insurance for its directors and officers.

                  Reference is also made to the Underwriting Agreement to be filed as Exhibit ___ to the Registration Statement for information concerning the underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances.

Item 15. Recent Sales of Unregistered Securities.
         ---------------------------------------

                  The following information describes sales of unregistered securities by the Registrant since January 1, 1998. All share amounts have been adjusted to take into account a 1 for 25 reverse stock split that occurred in October 1999.

                  On January 26, 1998, Registrant issued 17,778 shares of Common Stock to Thomson Kernaghan in consideration for gross proceeds of $100,000
($5.50 a share). These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D under the Act.

                  On April 14, 1998, the Registrant sold 6% Convertible Debentures, due April, 2000, in the aggregate principal amount of $1,000,000 and issued warrants to purchase 12,049 shares of Common Stock for gross proceeds of $1,000,000 (of which $550,000 had a conversion rate of 70% of the 5-day average closing bid price and $450,000 had a conversion rate of 80% of the 5-day average closing asked price) as follows: Canadian Advantage LP ($275,000); Dominion Capital Fund ($275,000); Fetu Holdings ($250,000); and Livingstone Asset Management ($200,000). Each of the above claim the status as accredited investors as organizations described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities purchased, with total assets in excess of $5,000,000. Each purchased its debentures and warrants for investment. Canadian Advantage LP ("Canadian") was issued warrants to purchase 660 shares of Common Stock at $37.50 per share through April 14, 2000 and warrants to purchase 2,654 shares of Common Stock at $11.40 per share through April 14, 2000; Dominion Capital Fund ("Dominion") was issued a like number of identical warrants; Fetu Holdings ("Fetu") was issued like warrants to purchase 600 shares at $37.50 and 2,412 shares at $11.40, and Livingstone Asset Management ("Livingstone") was issued like warrants to purchase 480 shares at $37.50 and 1,930 shares at $11.40. From May 14, 1998 through October 26, 1998, the aggregate principal amount of $1,000,000 plus interest was converted into 77,409 shares of Common Stock as follows: Dominion and Canadian each converted $275,000 plus interest of Debentures into 21,287 shares of Common Stock, Fetu converted $250,000 plus interest into 19,352 shares of Common Stock and Livingstone converted $200,000 plus interest into 15,482 shares of Common Stock.

                  On May 21, 1998, the Registrant sold to Canadian 6% convertible debentures due May 21, 2000 in the aggregate principal amount of $500,000. Warrants to purchase 2,008 shares of Common Stock exercisable at the price of $49.75 through May 21, 2000, were also issued to Canadian. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D. On October 27, 1998 and October 29, 1998 an aggregate of $150,000 of debentures plus interest was converted into 29,887 shares of Common Stock.

                  On July 10, 1998 the Registrant sold to each of Canadian and Advantage (Bermuda) Fund 6% convertible debentures due July 9, 2000 in the amount of $250,000 for an aggregate of $500,000. Warrants to purchase 1,366 shares of Common Stock exercisable at the price of $36.60 through July 9, 2000, were also issued to each of Canadian and Advantage (Bermuda) Fund. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On September 22, 1998 the Registrant sold to Fetu Holdings 6% convertible debentures due September 22, 2000 in the aggregate principal amount of $200,000. Warrants to purchase 3,509 shares of Common Stock exercisable at the price of $11.40 through September 22, 2000, were also issued. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On October 6, 1998, the Registrant sold 6% convertible debentures, due October 6, 2000, in the aggregate principal amount of $100,000 and issued warrants to purchase 2,226 shares of Common Stock for gross proceeds of $100,000 to: Canadian Advantage LP ($25,000); Dominion Capital Fund ($25,000); Fetu Holdings ($25,000); and Advantage (Bermuda) Fund ($25,000). Each of the above were also issued warrants to purchase 556 shares of Common Stock at $9.00 per share through October 6, 2000. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On November 18, 1998, the Registrant sold 6% convertible debentures, due November 18, 2000, in the aggregate principal amount of $200,000 and issued warrants to purchase 4,040 shares of Common Stock for gross proceeds of $200,000 to: Canadian Advantage LP ($50,000); Dominion Capital Fund ($50,000); Fetu Holdings ($50,000); and Advantage (Bermuda) Fund ($50,000). Each of the above were also issued warrants to purchase 1,010 shares of Common Stock at $9.90 per share through November 18, 2000. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On December 3, 1998, the Registrant sold 6% Convertible Debentures, due December 2, 2000, in the aggregate principal amount of $250,000 and issued warrants to purchase 3,390 shares of Common Stock for gross proceeds of $250,000 to: Advantage (Bermuda) Fund ($75,000); Canadian Advantage LP ($75,000); and Dominion Capital Fund ($100,000). The above were also issued warrants in the amounts of 1,017, 1,017 and 1,356, respectively, to purchase shares of Common Stock at $14.75 per share through December 3, 2000. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On January 13, 1999 the Registrant sold to Advantage (Bermuda) Fund 6% Convertible Debentures due January 14, 2001 in the aggregate principal amount of $125,000. Warrants to purchase 3,125 shares of Common Stock exercisable at the price of $8.00 through January 14, 2001, were also issued. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  On January 13, 1999 the Registrant sold to Dominion Capital Fund 6% Convertible Debentures due January 13, 2001 in the aggregate principal amount of $125,000. Warrants to purchase 3,125 shares of Common Stock exercisable at the price of $8.00 through January 14, 2001, were also issued. The debentures and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D.

                  Canadian Advantage Limited Partnership rescinded, and TPI accepted, the conversion of an aggregate of $57,500 plus interest of debentures and returned 8,069 shares of Common Stock. The debentures were converted in error and were in excess of 4.9% of TPI's outstanding Common Stock, which violated the terms of the debentures. Such transaction was effected in April 1999.

                  The Debentures, the warrants and the Common Stock issued on conversion of the Debentures were issued in reliance upon the exemption set forth in Sections 4(2) of the Act and Rule 506 thereunder. Such securities were purchased for investment and not with a view to the public distribution thereof. The Common Stock issued upon conversion of the Debentures were further issued in reliance on Section 3(a)(9) of the Act. In both the issuance of the Debentures and the Common Stock the certificates representing such securities bear a legend preventing resale in the absence of registration with the Commission or an exemption therefrom.

                  On October 6, 1999, the Board of Directors of the Company authorized a 1 for 25 reverse stock split for the Company's Common Stock. The split was effected October 15, 1999, upon the filing of the amendment to the certificate of incorporation with the State of Nevada.

                  In connection with the merger and plan of reorganization with eAuto, outstanding debentures and warrants were converted into 4,100,000 shares (post 1 for 25 reverse stock split) of Common Stock of the Company.

         The Company has issued $2,100,000 of its Series A Preferred Stock that is convertible into 2,800,000 shares of Common Stock. The Company also issued warrants to acquire 818,165 shares in connection with these financings. CALP II, an affiliate of Thomson Kernaghan & Co., Ltd and Governor's Road LLC each purchased these securities in equal amounts.

         For all such transactions, the Company relied upon Sections 4(2) and 3(b) of the Securities Act of 1933 as an exemption available from the registration requirements of Section 5 of the Securities Act of 1933 for transactions by an issuer not involving a public offering. Each person receiving options or shares represented that such person was acquiring interest for investment purposes only.

                     EXHIBITS, LIST AND REPORTS ON FORM 8-K

(a)      Exhibits

The following exhibits are amended/restated in their entirety to reflect our merger with eAutoclaims.com.


Exhibit No.       Description
----------        -----------
1.1               Form of Underwriting Agreement*
1.2               Form of Underwriter's Warrants**
3.1               Articles of Incorporation of Samuel Hamann Graphix, Inc. (Nevada) as amended.(1)
3.2               Articles of Merger  between  Samuel  Hamann  Graphix,  Inc.  (Nevada) and Samuel  Hamann
                  Graphix, Inc. (California).(1)
3.3               By-laws of Transformation Processing Inc. (Nevada).(1)
3.4               Articles of Merger between of TPI (Ontario) and TPI (Nevada).(1)
3.5               Agreement  and  Plan of  Merger  by and  between  Transformation  Processing,  Inc.  and
                  eAutoclaims.com, Inc., dated April 26, 2000. (3)
3.6               Articles  of Merger of  eAutoclaims.com,  Inc.,  a  Delaware  corporation  with and into
                  Transformation Processing, Inc., a Nevada corporation. (5)
3.7               Agreement  and Plan of Merger  by and  among  eAutoclaims.com,
                  Inc., a Nevada  corporation,  eAutoclaims.com  Acquisition,  a
                  South Carolina  corporation,  Premier Express Claims,  Inc., a
                  South Carolina corporation,  and its stockholders,  dated June
                  8, 2000. (2)
3.8               First  Amendment to Agreement and Plan of Merger with Premier Claims,  Inc.,  dated June
                  27, 2000. (2)
3.9               Articles of Merger or Share Exchange  between  Premier  Express,  Inc., as the surviving corporation and eAutoclaims.com  Acquisition  Corporation,  filed July 20, 2000 with the
                  Secretary of State of South Carolina. (5)
3.10              Promissory Note dated June 27, 2000 between  eAutoclaims.com,  Inc. and Randal K. Wright and S. Reed Mattingly. (2)
3.11              Promissory  Note  dated  June 16,  2000  between  eAutoclaims.com,  Inc.  and  Randal K.
                  Wright. (2)
3.12              Promissory  Note  dated  June  16,  2000  between  eAutoclaims.com,  Inc.  and  S.  Reed
                  Mattingly. (2)
4.1               Specimen of Common Stock Certificate**
4.2               Specimen of Warrant Certificate**
4.3               Form of Warrant Agreement**
4.4               The Registrants 1998 Stock Option Plan. (4)
4.5               Form of Lock-Up Letter**
4.6               Form of Stock Option Agreement to Employees*
4.7               Form of Directors Stock Option Agreement*
5.1               Opinion of  Johnson,  Blakely,  Pope,  Bokor,  Ruppel & Burns,  P.A.,  as to legality of issuance of Units**
10.1              Employment  Agreement  between  eAutoclaims.com,  Inc. and Eric Seidel dated February 1,
                  2000 (5)
10.2              Employment  Agreement between  eAutoclaims.com,  Inc. and Randal K. Wright dated July 1,
                  2000 (2)
10.3              Employment Agreement between  eAutoclaims.com,  Inc. and S. Reed Mattingly dated July 1,
                  2000. (2)
10.4              Employment Agreement between  eAutoclaims.com,  Inc. and M. Scott Moore dated August 14,
                  2000 (5)
10.5              Employment  Agreement  between  eAutoclaims.com,  Inc.  and Gaver Powers dated April 13,
                  2000 (5)
10.6              Consulting  Agreement  between  eAutoclaims.com,  Inc.  and  Jeffrey  D.  Dickson  dated
                  December 1, 1999 (5)
10.7              Consulting   Agreement   between   eAutoclaims.com,    Inc.   and   Liviakis   Financial
                  Communications, Inc. dated February 1, 2000 (5)


                                      II-5

10.8              Amendment  No. 1 to  Consulting  Agreement  between  eAutoclaims.com,  Inc. and Liviakis
                  Financial Communications, Inc. dated September 18, 2000 (5)
10.9              Lease Agreement  between  eAutoclaims.com,  Inc. and KWPH,  Inc., dated October 17, 2000
                  (5)
10.10             Service Agreement  between  eAutoclaims.com,  Inc. and WE Securities,  Inc. dated August
                  8, 2000 (5)
10.11             Business  Consulting  Agreement  between   eAutoclaims.com,   Inc.  and  TTG  LLC  dated
                  September 8, 2000 (5)
10.12             Commercial  lease dated  October 12, 1998  between  Premier  Express  Claims,  Inc.  and
                  Stephenson Park Associates Limited. (5)
10.13             [Reserved]
10.14             Certificate of Full  Performance  of Proposal - Form 46 filed by BDO Dunwoody  Limited -
                  Trustee dated May 8, 2000. (5)
10.15             Order of the Superior  Court of Justice in the Matter of the Proposal of  Transformation
                  Processing, Inc. dated November 25, 1999. (5)
10.16             Proposal of  Transformation  Processing,  Inc. - Court File No.  32-107046  filed in the
                  Superior Court of Justice dated October 14, 1999. (5)
10.17             Share Exchange  Agreement  between  Transformation  Processing,  Inc. and certain of its securities holders dated April 30, 2000. (5)
10.18             [Reserved]
10.19             Securities  Purchase  Agreement  effective June 27, 2000 between Thomson  Kernaghan,  as
                  Agent and eAutoclaims.com, Inc. (5)
10.20             Certificate  of  Rights,   Designations,   Preferences   and  Limitations  of  Series  A
                  Convertible Preferred Stock.(5)
10.21             Security Agreement between Thomson Kernaghan, as Agent and eAutoclaims.com, Inc. (5)
10.22             Form of Purchasers Warrant. (5)
10.23             Form of Agents Warrant. (5)
10.24             Registration Rights Agreement. (5)
10.25             eAutoclaims.com,  Inc.  Agreement  with Certain  Securities  Holders  effective  May 31,
                  2000. (5)
10.26             eAutoclaims.com,  Inc. Agreement with Sovereign  Partners,  Ltd. effective May 31, 2000.
                  (5)
10.27             eAutoclaims.com, Inc. Agreement with Dominium Capital Fund. (5)
10.28             Form of Master  Modification  Agreement with Certain Security Holders  effective ______,
                  2001*
21.1              Subsidiaries of the Registrant.(5)
23.1              Consent of Goldstein Golub Kessler, LLP*
23.2              Consent of Counsel - See Exhibit 5.1


     (1) Incorporated by reference from the Registrant's Form 10-SB filed on March 12, 1998 and amended on August 31, 1998 and October 22, 1998.
     (2) Incorporated by reference from the Registrant's Form 8-K filed on July 25, 2000.
     (3) Incorporated by reference from the Registrant's Form 10-KSB for fiscal year ended July 31, 1999.
     (4) Incorporated by reference from the Registrant's Form 10-KSB for fiscal year ended July 31, 1998.
     (5) Incorporated by reference from the Registrant's Form 10-KSB for fiscal year ended July 31, 2000.
     *    Filed herewith.
     **   To be filed by Amendment


Item 17. Undertakings.
         ------------

                  The undersigned registrant hereby undertakes to provide to the underwriters at the closing, specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby further undertakes that:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           For purposes of  determining  any liability  under
the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filled by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                           For the purpose of determining  any liability under
the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Palm Harbor, State of Florida on February 14, 2001.

                                                  eAUTOCLAIMS.COM, INC.


Date: February 14, 2001                           By: /s/ Eric Seidel
                                                  ---------------
                                                      Eric Seidel
                                                      Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.


         SIGNATURE                          TITLE                               DATE
         ---------                          -----                               ----

/s/ Eric Seidel                Chief Executive Officer and Director        February 14, 2001
---------------------------
Eric Seidel


/s/ Scott Moore                Chief Financial Officer,                    February 14, 2001
---------------------------    Principal Accounting Officer
Scott Moore


/s/ Jeffrey D. Dickson         Director                                    February 14, 2001
---------------------------
Jeffrey D. Dickson


/s/ Nicholas D. Trbovich       Director                                    February 14, 2001
---------------------------
Nicholas D. Trbovich, Jr.


/s/ Christopher Korge          Director                                    February 14, 2001
---------------------------
Christopher Korge


/s/ David Jolley               Director                                    February 14, 2001
---------------------------
David Jolley


/s/ Randal K. Wright           Director                                    February 14, 2001
---------------------------
Randal K. Wright


/s/ Anthony Jessop             Director                                    February 14, 2001
---------------------------
Anthony Jessop

     LEGEND TO BE INSERTED ALONG LEFT-HAND SIDE OF COVER PAGE OF PROSPECTUS:

The  information  in  this  prospectus  is not  complete  and  may  be  changed.
eAUTOCLAIMS.COM, INC. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.